                                                                   Exhibit 10(R)

                              Clerical Agreement
                               Table of Contents

Article                                                                                     Page

                                    Articles
Preface..................................................................................      3

Article No. 1:   Introduction/Continuity of Service/Non-Discrimination...................      3

Article No. 2:   Union Security..........................................................      5

Article No. 3:   Functions of Management.................................................      5

Article No. 4:   Union Activity..........................................................      6

Article No. 5:   Status of Employees.....................................................      6

Article No. 6:   Working Hours and Rates of Pay..........................................     12

Article No. 7:   Seniority and Promotions................................................     19

Article No. 8:   Grievance Procedure.....................................................     22

Article No. 9:   Working Safety Committee................................................     25

Article No. 10:  Inclement Weather Practice..............................................     26

Article No. 11:  Holidays................................................................     27

Article No. 12:  Vacations...............................................................     29

Article No. 13:  Sick Leave..............................................................     32

Article No. 14:  Employee Benefit Plans..................................................     34

Article No. 15:  Leaves of Absence.......................................................     53

Article No. 16:  General Provisions......................................................     56

Article No. 17:  Term of Agreement.......................................................     58

                                    Page #1
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                                   Exhibits

Exhibit I:  Classification Descriptions..................................    60

Exhibit II:  Wage Rates - Tier 1.........................................    63

Exhibit II-A:  Wage Rates - Tier 2.......................................    68

Exhibit III:  Check Off Authorization....................................    70

Exhibit IV:  Sick Leave Agreement........................................    71

Exhibit V:  Temporary Layoff Provisions..................................    72

                           Letters of understanding

Article 14.4.............................................................    75

Discipline Relative to Tardiness and Attendance..........................    77

Injuries Relative to Dog Bites...........................................    78

Vacation/Sick Leave Bonus................................................    79

Organization Study.......................................................    80

Labor/Management Meetings................................................    81

Work/Family Issues.......................................................    82

Memorandum of Settlement.................................................    83

Flex Scheduling..........................................................    84

Telephone Service Operations.............................................    86

Performance Evaluations Regarding Seniority..............................    87

Alternate Field, Field Service, Field Service Investigator...............    88

1994 - Thirty Year Employees Lost Vacation...............................    89

Incentive Programs.......................................................    90

No Layoffs...............................................................    91

Reclassification of Retail Operations Representatives....................    92

                                     Index

Index....................................................................    93

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                              Clerical AGREEMENT

This agreement, made and entered into as of February 1, 1998, by and between Nevada Power Company, a corporation, hereinafter referred to as the Company, and Local Union No. 396 of the International Brotherhood of Electrical Workers, an affiliate of the A.F.L./C.I.O., hereinafter referred to as the Union.

                                  WITNESSETH

Whereas, for the purpose of facilitating the peaceful adjustments of differences that may arise from time to time between the parties hereto, and to promote harmony and efficiency to the end that the Company, the Union and the general public may mutually benefit.

Now therefore, in consideration of the provisions, covenants and conditions herein contained, the parties hereto agree as follows, to-wit:

                                 Article No. 1
              Introduction/Continuity of Service/Non-Discrimination

1.1 INTRODUCTION: The Company, in Clark and Nye counties, in the state of Nevada, a public utility engaged in the service of generating, transmitting and distributing electric power and energy, hereby recognizes Local Union No. 396 of the International Brotherhood of Electrical Workers, A.F.L./C.I.O., as the exclusive bargaining agent for its employees who are employed in Customer Service, Energy Services, Major Customer Services (LGS Billing), Field Service, Meter Shop, Districts, Material/Warehousing, Reprographic Services and Mail Room/Receiving Departments excluding all supervisory, confidential and professional employees within the meaning of the National Labor Relations Act, such covered employees more specifically defined in Exhibit I (CLASSIFICATION DESCRIPTIONS), for the purpose of collective bargaining with respect to rates of pay, wages, hours of employment and other conditions of employment which may be subject to collective bargaining.

1.2 CONTINUITY OF SERVICE: It is mutually recognized that the interest of the Company, the Union and the welfare of the general public, requires the continuous rendering of service by the Company, and the parties agree that recognition of such obligations of continuous service is imposed upon both the Company and its employees.

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     The Company, to facilitate the continuous performance of such service, agrees to meet with the Business Manager of the Union or his designated representative in reference to any matter within the scope of the Agreement, and agrees that it will cooperate with the Union in its efforts to promote harmony and efficiency among all of the employees of the Company.

     The Union agrees that the employees covered by this Agreement, will not be called upon or permitted to cease or abstain from the continuous performance of the duties pertaining to the positions held by them with the Company. The Company agrees to do nothing to provoke interruption of or to prevent such continuity of performance as required in the normal and usual operations of the Company's property. It is mutually agreed that any difference that may arise between the above parties shall be settled in the manner hereinafter provided.

     The Union agrees that the employees covered by this agreement will individually and collectively perform loyal and efficient work and service and that they will cooperate in promoting and advancing the welfare of the Company and the protection of its service to the public at all times.

     The Union agrees that there will be no strikes, stoppages of work or slowdowns of the Company's operations during the term of this Agreement, and the Company agrees that there will be no lockouts during the term of this Agreement.

1.3 NON-DISCRIMINATION: Neither the Company nor the Union will discriminate against any employee in the application of the terms of this agreement because of race, religion, sex, age, color, national origin, veteran status, disability or any other legally protected status. It is understood that job titles used in this agreement which indicate the male gender are not intended to restrict classifications to employees of the male gender.

1.4 LAWS: It is understood and agreed that if mandatory laws or government rules or regulations applicable to or in conflict with any of the provisions of this Agreement become effective and binding upon the parties, such conflicting provisions of this Agreement shall be subject to modification as required and the parties shall meet and confer to determine mutually agreeable language to conform to the laws, government rules and/or regulations.

     If laws, government rules and/or regulations hereafter enacted require changes in the structure and/or services provided by the Company, then the Company and Union will, upon mutual consent, reopen negotiations concerning the terms of this Agreement that are directly affected by the changes.

1.5 AMENDMENT: This Agreement shall be subject to amendment at any time by mutual consent of the parties. Such amendment must be written, state the effective date of the amendment, and be executed in the same manner as this Agreement.

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                                 ARTICLE NO. 2
                                Union Security

2.1 UNION DUES: The Company shall deduct money from Union employees' wages and pay it to the proper officers of the Union, provided the employee who is a member of the Union individually and voluntarily authorized such deduction to be made. The form of the check-off authorization is attached to this Agreement as Exhibit III (CHECK OFF AUTHORIZATION). The Union shall hold the Company free and harmless from any claims or damages from any party whatsoever for making deductions and shall indemnify the Company against any and all claims or damages which may originate from the dues check-off process.

2.2 NEW EMPLOYEES: The Company agrees to notify the Union of the name and address of new employees within thirty (30) days of their date of hire.

                                      ARTICLE NO. 3
                       Exclusive Functions of Management

3.1 BUSINESS MANAGEMENT: The supervision and control of all operations and the direction of all working forces, including the right to hire, to suspend or discharge for proper cause, to transfer employees, to relieve employees from duty because of lack of work and for other legitimate reasons, is vested exclusively in the Company.

3.2 DISCIPLINE: The Company retains the right to exercise discipline in the interest of good service and the proper conduct of its business, provided an employee who has been laid off, discharged, or disciplined shall be advised of the reason or reasons for such action and shall be allowed suitable representation, if so desired, at the time such reasons are provided. Furthermore, should the employee or the Union feel that the terms or conditions of this Agreement have been violated, either shall be entitled to grieve such action in accordance with the provisions set forth in Article 8 (GRIEVANCE PROCEDURE) of the Agreement.

                                    Page #5
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                                 ARTICLE NO. 4
                                Union Activity

4.1 UNION BUSINESS: An employee who requests time off for Union activities, in addition to regular time off, shall be granted such request if such time off will not inconvenience the operations of the Company or increase its operating expenses; provided further, that such employee shall receive no compensation from the Company for such time off.

4.2 BULLETIN BOARDS: The Company agrees to permit the Union to use reasonable space for the purpose of posting officially signed Union bulletins upon the bulletin boards which are furnished by the Company.

4.3 UNION/STEWARD BUSINESS: The Union steward shall, upon request to the supervisor, be allowed reasonable time during regular working hours, without loss of pay, to attend to Union matters on the job, provided such time is not used for solicitation of membership or collection of dues, and does not interfere with regular work schedules.

4.4 CONTRACTING WORK: In case the Company should contract any type of work customarily performed by bargaining unit employees, the Company shall, before awarding such contract, advise the contractor that the work is to be done under not less than the terms and conditions pertaining to hours and wages set forth in this Agreement. Upon award of such contract, the Company shall notify the Union of such contractor and the nature of the work being performed.

                                 ARTICLE NO. 5
                              Status Of Employees

5.1 STATUS DESIGNATION: Employees shall be designated as part-time, \ temporary, probationary, or regular.

     PART-TIME: A part-time employee is one who is hired for a job that is of indefinite duration and whose regular work schedule is not more than thirty
     (30) hours per week. The number of part-time employees shall not exceed the rate of one part-time employee to five regular employees (1:5) within the same classification. A part-time employee shall not displace any regular employee covered under the terms of this agreement and shall be limited to non-field type activities. After working 1,040 straight time hours, a part-time employee shall be eligible for group life and medical insurance (excluding dental and vision), covering the employee only. If a part-time employee is offered and accepts a regular position, an adjusted date of hire, crediting actual time worked, will be calculated. If the part-time employee has worked at least 1,040 straight time hours at the time the regular position is awarded, the employee shall be eligible for all applicable benefits on the effective date of the award.

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     The ratio for part-time Meter Readers will be five (5) full-time employees for every one (1) part-time employee.

     The ratio for part-time Customer Service - Retail Customer Representatives will be five (5) full-time for every one (1) part-time employee.

     TEMPORARY: A temporary employee is one who is hired to fill a position for which there is temporary authorization. After working 1,040 straight time hours, a temporary employee shall be eligible for group life and medical insurance (excluding dental and vision), covering the employee only. If a temporary employee is offered and accepts a regular position, an adjusted date of hire, crediting actual time worked, will be calculated. If the temporary employee has worked at least 1,040 straight time hours, without cumulative absences of thirty (30) days or more at the time the regular position is awarded, the employee shall be eligible for all applicable benefits on the effective date of the award.

     If a temporary employee is offered and accepts a regular position that the employee has not previously occupied while at the Company, the employee must complete a probationary period to evaluate work performance. If, however, the employee has previously occupied the position being awarded, the employee shall receive credit toward the probationary period for actual time worked in that position.

     If an employee works at least 1,040 straight-time hours during a twelve
     (12) month period in the same temporary position, the position will become authorized and the employee will be offered regular status in that position at completion of that twelve month period.

     If an leased/agency employee works at least 1,040 straight-time hours during a twelve (12) month period in the same temporary position, the position will become authorized. The selection for the position will be made in accordance with Article 7, Seniority and Promotions.

     The Company will endeavor to provide the Union with a list of temporary and leased/agency employees and hours worked.

     PROBATIONARY: A probationary employee is one who is hired to fill an authorized position. After six (6) months of employment, a probationary employee shall be eligible for all benefits in accordance with this agreement.

     During the probationary period, the employee may be terminated at the discretion of the Company as long as the termination is not discriminatory and is not for the purpose of keeping jobs filled with probationary employees. Probationary employees who have not satisfactorily completed a formal departmental training and appraisal program may, at the discretion of supervision, have their probationary period extended by up to three (3) months. Supervisors shall not extend the probationary period if they do not have a formal training and appraisal program in place or have failed to use those programs. No later than two (2) weeks prior to the completion of the first six (6) months, the supervisor must notify the employee and the Union Business Manager in writing, if the probationary period will be extended.

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     In computing the effective date of a change in status from a probationary to regular employee, interruptions in employment, caused by the following circumstances, shall not be credited:

          . Discharge

          . Resignation

          . Absence for more than an accumulative total of thirty
            (30) days due to:

               . Lay off
               . Sickness
               . Industrial disability
               . Other causes.

     If the employee's combined absences, during the probationary period, are for a period greater than the employee's combined actual work time, the employee shall be terminated. The transfer of a probationary employee from one job to another without interruption of work time shall not be considered a break in employment. At the end of the probationary period as defined above, the employee will become a regular employee and will rank in seniority from the original date of hire.

     REGULAR: A regular employee is one who has completed a probationary period and is in an authorized position. At that time, the employee is eligible for the benefits included in this agreement.

5.2 APPLICATION REFERRAL: The Company recognizes the Union as a valuable source for employment referrals, due to the mutual interest in the profitability of the Company. As such, when additional employees are needed to do work which comes under this agreement, the Company will indicate its requirements, relative to knowledge, skills, and abilities, and will give the Union an equal opportunity to refer applicants for employment. The Company retains the right to evaluate each candidate and make the final hiring decision.

5.3 TEMPORARY LAYOFF PROVISIONS: In recognition of the competitive nature of the utility business, innovative solutions are required when unforeseen challenges present themselves. Accordingly, there may be operational circumstances that would permit the temporary layoff of employees for short-term periods of time, out of line of seniority, on a voluntary basis. These provisions are detailed in Exhibit V (TEMPORARY LAYOFF PROVISIONS) of this agreement.

5.4  LAYOFF PROVISIONS:
     DEFINITION OF QUALIFIED: For purposes of defining "qualified", as used in
     -----------------------
     this Article, the definition shall be that an employee is qualified to perform any position, in either collective bargaining agreement, which the employee has previously occupied at the Company or any position that is an equal or lower classification which has been identified as being part of the employee's current trade/department progression. The progressions are detailed in a memorandum of understanding that is held by both the Company and the Union.

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     NOTIFICATION: If it becomes necessary for the Company to layoff regular
     ------------
     employees due to lack of work, the Company shall give affected employees as much notice as possible; but in no event shall employees receive less than fourteen (14) calendar days notice of layoff. Where temporary, part-time and probationary employees are involved, no notice of layoff is required.

     SENIORITY: Layoff in all cases due to lack of work will be determined by
     ---------
     Company seniority within the classification affected by the layoff. If two
     (2) or more employees have the same Company seniority date, the following process will be used for breaking the tie: Alphabetically by Last Name ... if last names are the same, then First Name ... if last name and first name are the same, Middle Name; if last name, first name and middle name are the same, month, day of birth, and year will be used. Employees who are to be laid-off will be permitted to displace a less senior person in any classification for which they are qualified.

     RETURN TO BARGAINING UNIT: A member of the bargaining unit being
     -------------------------
     transferred to a non-represented position shall retain Company seniority for all purposes including layoff, if the employee is returned to the bargaining unit within one (1) year of the initial transfer.

     FOUR (4) YEAR QUALIFIER: Any MPAT employee of the company who accepts a
     -----------------------
     position in the bargaining unit will establish a new date of seniority for the purpose of future layoffs, except as defined above. This date will reflect the day in which these employees accept such a position and will be effective for four (4) years. If there is a reduction in classifications in the bargaining unit, these employees will use the above mentioned date as their seniority date for the purpose of this reduction or layoff. After four (4) years of service in the bargaining unit, any employee impacted by this language, will be credited with all Company seniority for the purposes of reduction in classification or layoff.

     RECALL: In the event of a recall, the Company shall provide notification to
     ------
     affected employees by certified mail to their address of record. Such employees must keep the Company informed of the address where they can be reached. Recalled employees must report to work no later than fourteen (14) calendar days from the date the certified letter was mailed. Employees who do not report to work within fourteen (14) days from the date the letter was mailed will be considered a voluntary quit. Employees will only be considered for recall to the classification from which they were laid-off, unless they make a written application within fourteen (14) calendar days from the date of notification of layoff, to human resources, for any other position for which they are qualified. Applications that do not meet this time frame will only be considered after all timely applications have been honored. Employees must submit a written notice to human resources to rescind their application for consideration for previously held positions prior to formal notification of return to work. Any employee who refuses a recall to any requested position will be considered a voluntary quit and will waive all recall rights to any other position. Employees who have displaced a less senior person in any classification shall be given an offer to return to their former jobs if the vacancy is in their former classification. Recall rights shall cease on any layoff in excess of twelve
     (12) months.

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     EMPLOYMENT STATUS: Any regular employee who is laid-off due to lack of work
     -----------------
     has a right to replace any part-time or temporary employee within (5) working days after notification of layoff, provided the regular employee is qualified to perform the duties of the position filled by the temporary employee. If a regular employee is laid-off because of lack of work and is subsequently offered and accepts the first recall for employment within one
     (1) year after layoff, the employee shall resume the status of regular employee and shall be credited with Company seniority previously accrued. Employees who are recalled in a classification previously held, or for one in which they are qualified, will not be required to serve another probationary period and will be eligible for benefits immediately. However, employees who leave the service of the Company due to voluntary severance in accordance with this Article, or layoff and who are re-hired after one
     (1) year from the date of layoff or severance shall not be credited with Company seniority at the time of re-employment and shall be required to serve a new probationary period. Upon completion of five (5) years of subsequent service, an adjusted date of hire will be calculated crediting actual time worked with the Company. This date will be used for the purposes of Company seniority and all related benefits.

5.5 SEVERANCE: Full time employees hired on or before November 18, 1998, and who are laid off during the fourth (4th) year of the Agreement will receive the following benefits:

     ----------------------------------------------------------------
           Continuous Service with      Severance Benefit Period
                 Nevada Power
     ----------------------------------------------------------------
             6 months to 5 years                 6 months
     ----------------------------------------------------------------
             6 years to 10 years                 9 months
     ----------------------------------------------------------------
            11 years to 20 years                12 months
     ----------------------------------------------------------------
            21 years or more                    18 months
     ----------------------------------------------------------------

     The employee shall be entitled to receive the same medical and life insurance coverage that the employee had prior to the layoff for the same period as the Severance Benefit Period above.

     All other employees who are laid off will receive the following severance benefits:

     ELIGIBILITY:  Employees must have completed one (1) year of service to be
     -----------
     eligible for the minimum severance benefit.

     BENEFIT AMOUNT: Employees will be paid forty (40) hours at their straight
     --------------
     time rate for each year of service up to a maximum of three hundred twenty
     (320) hours. If eligible employees have completed nine (9) months of service since their most recent anniversary date, they will be considered to have completed an additional year of service for the purpose of calculating this benefit.

     If an employee exercises the right to displace a less-senior employee who occupies a lower paying classification and is laid-off from that classification within sixty (60) calendar days of this assignment, the severance benefit will be calculated at the rate of the employee's original classification.

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           MEDICAL COVERAGE: Employees' current medical coverage, excluding
           ----------------
           dental and vision, will be continued at the applicable employee contribution for three (3) months following the effective date of layoff or severance.

           EMPLOYMENT STATUS: Employees who accept severance in lieu of bumping,
           -----------------
           waive any recall rights and will be considered a voluntary quit with the payment of the appropriate severance benefit. Employees presented this option must notify human resources of their decision within forty-eight (48) hours of the notification of layoff. Employees who do not have the option of bumping, and accept severance benefits, will retain recall rights for one (1) year from the date of layoff.

           Employees may agree in writing to waive their bumping rights as well as the appropriate severance benefit, thereby maintaining recall rights to the classification from which they were laid-off for a period of one (1) year. This decision must be made at the time of the initial notification of layoff and, once submitted, is irrevocable.

           Employees who have accepted severance and are subsequently recalled, will use that recall date for the purposes of calculating any severance benefit in the future.

           PAYMENT:  Any severance payment will be paid within five (5) calendar
           -------
           days of the date of layoff.

5.6        AFFILIATE COMPANY: It shall not be deemed a severance for the
           -----------------
           purposes of this Article if an employee is transferred to an affiliate of the Employer which is bound to this agreement provided that the Employee's new position is covered by the Collective Bargaining Agreement and is the same as the position held before the transfer.

                                           EXAMPLE
                                           -------
                 If Customer Service becomes a wholly owned affiliate of Nevada Power Company severance under this article 5.5, represented employees will not receive severance pay; this will not be considered a break in service.

                                   Page #11
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                                 ARTICLE NO. 6
                        Working Hours and Rates of Pay

6.1        DEFINITIONS:
           SHIFT:  Hours of work.
           ------

           SCHEDULE:  Days and hours of work.
           ---------

           WORK DAY: Eight (8) hours in any one (1) day shall constitute the
           --------
           work day; however the Company and Union may enter into agreements which establish alternative work schedules involving work days which have more than eight hours.

           WORK WEEK: Except as provided for part-time employees, the basic work
           ---------
           week shall consist of five (5) consecutive work days, regularly scheduled between the hours of 12:01 am, Monday, and 12:00 midnight, Sunday, provided that no employee shall be assigned, as part of a regular work schedule, to work on Saturday or Sunday, unless such employee voluntarily requests to work such schedule, or is hired or has requested reclassification for such purpose, and provided further, that employees in the Field Service Representative and Service Dispatcher classifications may be required, as part of their regular work schedule, to work on Saturday.. The basic work week of regular day-shift employees shall be from Monday through Friday and reflect a schedule of forty (40) hours of straight-time work.

           REGULAR DAYS OFF: Days off shall be consecutive, however, they
           ----------------
           may not be within the basic work week.

           REGULAR DAY-SHIFT EMPLOYEES: Regular day shift employees are those employees who are assigned to shifts which are established on a Monday through Friday schedule and work a shift which begins between the hours of 7:00 am and 11:59 am. When mutually agreed to by the Union and Company, the day shift starting time may be scheduled as early as 6:00 am to take advantage of daylight hours.

           SHIFT EMPLOYEES:  Shift employees are all employees not defined
           ----------------
           as regular day-shift employees.

           SHIFT DIFFERENTIAL: An incremental increase for working on a
           ------------------
           second or third shift.

           SHIFT DESIGNATIONS: No shift periods shall start between the hours of
           ------------------
           12:01 am and 5:59 am, unless mutually agreed to by memorandum of understanding between the Company and the Union. The following designations shall apply:

                    FIRST SHIFT:  All eight (8) hour shift periods regularly
                    ------------
                    scheduled to begin at 6:00 a.m., or thereafter but before 12:00 noon shall be designated as first shifts.

                                   Page #12

                    SECOND SHIFT:  All eight (8) hour shift periods regularly
                    ------------
                    scheduled to begin at 12:00 noon or thereafter but before 8:00 p.m., shall be designated as second shifts.

                    THIRD  SHIFT:  All eight (8) hour shift periods regularly
                    ------------
                    scheduled to begin at 8:00 p.m., or thereafter but before 12:01 a.m., shall be designated as third shifts.

6.2 BREAK PERIODS: A fifteen (15) minute relief period shall be provided for all employees not working seven day coverage during each one-half (1/2) of the shift. Work conditions permitting, each break period shall be given as near the middle of each one-half (1/2) of the shift as possible.

6.3 LUNCH PERIODS: With the exception of part-time employees, supervisors will establish a meal period, without pay, of either one-half (1/2) or one (1) hour.

6.4 OVERTIME: In computing overtime, intermission taken out for meals served other than on the job shall be deducted, and any holiday or vacation paid in that pay period will be considered as time worked.

           TIME AND A HALF: Except as otherwise provided in this Article, the
           ---------------
           following situations shall require payment at one and one-half (1 1/2) times the regular established wage rate:

                .   Time worked in excess of eight (8) hours per day.

                .   Time worked in excess of any five (5) scheduled work days.

                . Work scheduled in the three (3) hours immediately preceding the normal starting time.

                .   Employees who are scheduled to work on an observed holiday.

           DOUBLE TIME: Except as otherwise provided in this Article, the
           -----------
           following situations shall require payment at two (2) times the regular established wage rate:

                .   Employees who are scheduled to work within the first five
                    (5) hours of the eight (8) hour period immediately preceding the normal starting time regardless of the day of the week.

                . Employees who are called -out for work on an observed holiday.

                . Employees who work on the second day of a two days off period, with an overtime minimum as provided in Article 6.8 (CALL-OUTS).

                . Employees who are called out for overtime work within the eight (8) hour period immediately preceding their normal starting time, regardless of the day of the week with an overtime minimum as provided in Article 6.8 (CALL-OUTS).

                .   Employees called out while on vacation per the provision of
                    Article 12.10 (CALL-OUT WHILE ON VACATION).

                                   Page #13

6.5 OVERTIME EQUALIZATION: The Company will endeavor to distribute overtime work as evenly as possible among those employees qualified and desiring such work. Each department will create policies and procedures for overtime equalization through labor/management meetings.

           For purposes of distributing overtime, the Company will maintain and post overtime lists in each major sub-department office indicating time offered, time worked and other information for inspection by the employees and the Union.

6.6 BI-LINGUAL REPRESENTATIVES: Employees in Customer Service who are designated as bi-lingual representatives shall be paid a thirty dollar ($30) bonus on a bi-weekly basis. This bonus will be paid when the employee uses sick leave or vacation, but will not be paid when the employee is on disability or using Employers Insurance Company of Nevada benefits.

6.7        PAY PROVISIONS:
           PAY DAYS:  Pay days shall be at biweekly intervals.
           ---------

           WAGES: The schedule of job classifications and wage rates, as
           -----
           mutually agreed to, are made a part of this agreement, and are marked "Exhibits I, II and II-A respectively."

           Wages shall be paid at biweekly intervals on the Thursday following the close of the two week pay period provided that if the regular pay day falls on a holiday, payment shall be made on the preceding work day.

           SPECIAL PAY REQUESTS: The Company recognizes there will be
           --------------------
           circumstances such as weeks of vacation and vacation in association with holidays which will create special requests of the payroll department. Unless the situation is an emergency, all special checks will be limited to individuals who are absent for at least the Wednesday through Friday of a pay week. Exceptions to this practice will require written approval from the department manager and must be presented to payroll no later than forty-eight (48) hours in advance of the requested time for payment.

           RECOVERING OVERPAYMENTS: Deductions from an employee's wages, to
           -----------------------
           recover overpayments made in error, will not be made unless the employee is notified prior to the end of the month following the month in which the check in question was delivered to the employee. A schedule for re-payment will be agreed upon by the Company and the employee.

                                   Page #14

6.8        CALL-OUTS:
           TWO HOUR MINIMUM: Employees called out for overtime duty shall
           ----------------
           receive at least two (2) hours pay. Employees called out who work into their regular shift shall be paid the appropriate overtime premium for at least two (2) hours and straight time for the remainder of the shift. The two (2) hour call-out minimum applies but does not change the normal starting time.

            -------------------------------------------------------
                                    EXAMPLE
                                    -------

                    An employee who is called out one (1) hour
                    before the shift would be paid two (2) hours of double time and seven hours of straight time.
            -------------------------------------------------------

6.9 REST TIME: Employees who are required to work overtime within the eight (8) hour period immediately preceding their scheduled starting time on a regular work day, shall be entitled to time off with straight time pay equal to time worked during this time frame. This is not applicable to a call out or scheduled overtime of three (3) hours or less immediately proceeding the employee's normal starting time.

           If an employee is entitled to rest time off, such time off would normally begin at the start of the regular shift. By mutual agreement between the supervisor and the employee, rest time may be taken during the last part of the regular shift. An employee shall not be required to work during his rest period provided adequate relief is available, however, should an employee be required to work during this period, he shall receive straight time for all time worked during his rest period in addition to his rest period pay.

6.10 CHANGE IN WORK SCHEDULE: Employees shall be provided at least twenty-four (24) hours notice of any change in work schedule. The notification period begins twenty-four (24) hours prior to the start of the changed work schedule. Employees who do not receive such notice shall be paid at one and one-half (1 1/2) times the employee's base rate for all hours worked outside their normal work schedule until such notice requirements have been satisfied. No notice is required to return employees to their regular work schedule.

           TRAINING EXCEPTIONS: The Company may for the purposes of training only, change schedules without incurring the premium penalties mention above. The Company will notify all employees as far in advance as possible, but not later than the end of their last scheduled work day in the week prior to such training. This notification will detail the nature, location and duration of the training. If such notification is not given, and an employee is called at home and informed of a change in schedule for training purposes, this employee will be paid time and one-half (1 1/2) for the first two (2) days of the training for all hours worked outside of their normal schedule.

                                   Page #15

           TRAVEL TIME FOR OUT OF TOWN TRAINING: Any employee who is required to travel out of town on a normal day off or after normal working hours for the purpose of Company training, will be paid actual driving time to and from the training site. When flying to such training, employees will be paid one (1) hour from their home to the airport, actual flying time to the destination, and one (1) hour from the airport to the hotel. All compensation for such travel time will be at a straight time rate and will not be considered time worked.

6.11 SHIFT DIFFERENTIAL: Fixed shift employees will be paid their shift differential for all hours worked on that day. For example, a second shift employee who works ten (10) hours on a particular day would be paid ten (10) hours of second shift differential.

           FIRST SHIFT:  No shift differential shall be paid for the first
           ------------
           shift.

           SECOND SHIFT: A differential shall be paid for the second shift
           ------------
           according to the following schedule:
                  February 1, 1998  ....................  $1.20 per hour
                  February 1, 1999  ....................  $1.25 per hour
                  February 1, 2000  ....................  $1.30 per hour
                  February 1, 2001  ....................  $1.35 per hour

           THIRD SHIFT: A differential shall be paid for the third shift
           -----------
           according to the following schedule:
                  February 1, 1998  ....................  $1.35 per hour
                  February 1, 1999  ....................  $1.40 per hour
                  February 1, 2000  ....................  $1.45 per hour
                  February 1, 2001  ....................  $1.50 per hour

           The appropriate overtime rate will be applied to the shift differential. Shift differentials shall be payable only for hours actually worked and shall not be payable for non-work time such as holidays, sick leave, vacation and rest time.

6.12       MEALS:
           MEAL TIMES: When working overtime before or after the regular day, or
           ----------
           shift, or when called out for overtime work, and such work is continuous for two (2) hours or more, the Company shall provide all meals unless employees are released before the meal time. The normal unpaid meal times shall be:

                . one and one-half (1 1/2) hours before the employee's normal starting time,

                . eight (8) hours before the employee's normal starting time,

                . four (4) hours after the normal starting time, and

                . two (2) hours after the normal quitting time,

           Meals will be provided as close to these times as circumstances of the work will permit. Employees may elect to complete their assignment and take their meal period upon completion of their task. This meal period would be unpaid time unless directed by supervision to work through the meal period and such work continues more than one
           (1) hour from the stated meal time. This paid meal period will be limited to one-half (1/2) hour at the appropriate rate of pay.

                                   Page #16

           For purposes of this Article, no meal allowances will be provided for any scheduled overtime work on an employee's usual days off when the Company has given advance notice more than twelve (12) hours prior to the start of scheduled overtime and prior to the end of the last shift.

           MEAL RATES: When employees are released on or after a normal meal
           ----------
           period, or periods as outlined above, and do not elect to eat a Company provided meal, they shall be given a meal allowance of $9.00. These allowances will be paid through the payroll system in the employee's next paycheck. The meal allowance shall be increased to:

                . nine dollars and twenty-five cents ($9.25) effective February
                  1, 1999

                . nine dollars and fifty cents ($9.50) effective February 1,
                  2000

                . nine dollars and seventy-five cents ($9.75) effective
                  February 1, 2001.

           ACTUAL COST: If an employee elects to consume a meal in lieu of the
           -----------
           allowance, the cost of any meal shall not exceed two (2) times the allowance as provided for above. If the cost of the meal exceeds this amount, the employee will be notified of the amount of the difference and the employee must reimburse the amount within thirty (30) calendar days after receipt of such notification. These limitations may be waived by the department's Vice President if such limitations place an undue hardship on the employee.

6.13 VEHICLE USAGE: No employee shall be required to operate a personal vehicle in the course of employment as a condition of employment. Employees shall be required to obtain a Nevada driver's license whenever operation of a Company provided vehicle is a requirement of the job.

           Employee's who are authorized to use personal vehicles in the course of their employment shall be compensated for use of the vehicle at a rate equal to the Internal Revenue Service (IRS) maximum mileage expense.

--------------------------------------------------------------------------------
Example 1: If employees are assigned to work at an office other than their normal base reporting point, after they have already reported for work at their normal base reporting point, and no Company vehicle is available, they shall be compensated for use of their vehicles for the actual miles traveled from office-to-office as designated on the chart attached at the rate equal to the Internal Revenue Service (IRS) maximum mileage expense. If they return home directly from that office, they shall not be compensated for the miles traveled from the office to their home.

Example 2: If employees report for work at an office other than their normal base reporting point directly from home, they shall not be compensated for the miles traveled from their home to the office nor from the office to their home. Only those miles traveled from are office-to-office compensable.
--------------------------------------------------------------------------------

                                   Page #17

           Any employee who is authorized the use of a private vehicle during the course of his or her employment shall be provided liability protection under the terms of the public liability and property damage insurance policy maintained by the Company as if the employee were operating a Company-owned vehicle except that if the laws of the State of Nevada establish that the personal insurance policy of the employee shall be the primary insurance, then such consideration shall be first applied. In the event of an accident involving an uninsured motorist where damages to the employee's private vehicle are not recoverable from the responsible party, then costs of repairing such damage shall be reimbursed by the Company.

Mileage Chart:

              CLK DI HCUST HSVC IND  LGHLN NLV PRSN RG RYAN SPRNG SNRIS
Clark          0   5    7     5  13         13   14 64   19    14     6
Desert Inn     5   0   14    16   6          9    6 59   14     9     4
Hend Cust      7  14    0     2  14         22   22 71   23    20    13
Hend SVC       5  16    2     0  12         12   20 69   21    18    11
Indust Rd     13   6   14    12   0         10    4 54    9     6     7
Laughlin                                 0      107
NLV           13   9    5    20  10          0   10 51    6    11     9
Pearson       14   6   22    29   4    107  10    0 58   13     3    12
RG Plant      64  59   71    69  54         51   58  0   45    56    58
Ryan SVC      19  14   23    21   9          6   13 45    0    17    13
SV SVC        14   9   20    18   6         11    3 58   17     0    13
Sunrise        6   4   13    11   7          9   12 58   13    13     0


6.14 REQUIRED NOTICE: The Company will provide two (2) days' notice when an employee is assigned to work in an office other than the employee's base reporting point. If the Company does not provide two
           (2) days notice, the employee shall be paid one (1) hour at time and one-half (1 1/2) for each day until the two (2) day notice period has been satisfied.

                                   Page #18

                                  ARTICLE NO. 7
                           Seniority and Promotions

7.1 SENIORITY: There shall be one (1) type of seniority, namely, Company seniority. Company seniority shall be considered in such matters as retirement, lay off, and whenever provisions of this agreement refer to seniority. In cases where two or more employees have the same Company seniority, the employee with the higher total score on the most recent performance appraisal shall have the greater seniority.

7.2 SENIORITY POSTINGS: The Company shall post a Company seniority list on bulletin boards every six (6) months and shall mail a copy of this list to the Union when the list is posted and after any corrections are made. Any seniority corrections should be made in writing to human resources.

7.3        STAFFING VACANCIES:
           POSTING REQUIREMENT: When there are no qualified employees who have
           -------------------
           requested an intra-departmental work location change into job vacancies which are expected to last for more than ninety (90) days, the Company shall post such job vacancies or new jobs on bulletin boards for a period of seven (7) calendar days. It shall be the duty of the Company to set forth in said bulletins the nature of the job, its location and duties, reasonable qualifications required and the rate of pay, unless such information is listed in the collective bargaining agreement. At the same time, the Company will furnish the Union a copy of this bulletin. Employees may file their applications in the Human Resources department by Company mail or by U.S. Mail. However, the Company may not consider any application received after the job bid closing date. All job vacancies must be awarded within twenty-one (21) calendar days of the job bid closing date. If the award is not made within twenty-one (21) calendar days, and is not delayed due to vacations or bid hearings, the successful employee will be paid the new rate for the period from the twenty-one (21) days to the date of the award. This does not apply to the time frame of up to three (3) weeks after the award for the purpose of transitioning responsibilities.

           JOB POSTING SYSTEM: The Company shall publish job posting and
           ------------------
           awarding procedures which, at a minimum, comply with the provisions of this agreement. These procedures will constitute the Company's job posting system. Any bargaining unit employee covered by either the clerical or plant collective bargaining agreements may apply and compete equally for any position within the Company. Employees are disqualified from bidding if their most recent performance appraisal total score is less than 2.5 or if they have a letter of discipline which is less than one (1) year old in their Human Resources personnel file.

                                   Page #19

           SELECTION CRITERIA: Exclusive of the provisions of Articles 7.9
           ------------------
           (INTRA-DEPARTMENTAL WORK LOCATION CHANGE), in filling vacancies the following factors shall be considered:

                . Trade Knowledge

                . Training

                . Past Performance with the Company

                . Ability, skill, adaptability, efficiency

                . In addition, the Company retains the right to administer equally fair tests, demonstrations, or physical assessments when such tests will assist materially in determining the qualifications of employees.

           When, in the discretion of the Company, all factors are substantially equal, Company seniority shall govern.

           HEARING PROCEDURES: In lieu of any grievance procedure concerning
           ------------------
           Article 7.3 (STAFFING VACANCIES), the Company shall offer the three
           (3) most senior bidders (if applicable) and the employee with the second highest matrix score (if applicable) who are more senior than the successful bidder a hearing before the bid committee with the steward for the department, the senior person or persons and one (1) other Union member. If the number of senior bidders exceeds the parameters mentioned above, a group meeting will be conducted with the remaining senior bidders to explain the decision and answer any relevant questions. The Company shall not assume any penalty for bid hearings that are delayed.

           NO QUALIFIED BIDDERS: If no applications are received from any
           --------------------
           qualified bargaining unit employees within the posting period, the Company may then fill the job from outside the bargaining units.

7.4 TEMPORARY APPOINTMENTS: Wherever a vacancy occurs in any job classification, the Company may, at its discretion, temporarily fill such vacancy. If practical, any such temporary appointment shall be given to an employee who would be eligible under the provisions of this agreement.

7.5 JOB DESCRIPTIONS: When advances in technology or other changes that materially affect job duties and responsibilities, IBEW and NPC will agree to revise job descriptions as needed.

7.6 MOVING EXPENSES: Should the Company assign an employee, who has not volunteered for reassignment, to an established Company headquarters located more than thirty (30) driving miles by the most reasonable route from his regularly established Company headquarters, and such assignment is not temporary in nature, the Company will pay the employee $1200 for moving expenses, for the purpose of establishing a new primary residence, within a two (2) year period immediately following such assignment. In addition, the Company shall pay the actual costs to relocate a mobile home which is the employee's primary residence.

                                   Page #20

7.7 SUB-DEPARTMENTS: When employees are awarded bids in the sub-department in which they are working, in accordance with Article
           7.3 (STAFFING VACANCIES) of this agreement, their rate of pay for the awarded job shall be the rate established for the classification as listed in the appropriate agreement. If the awarded job has more than one rate, such rates being based on time spent in classification, the employees shall be assigned the lowest rate in the classification which will provide an increase to the employees. Employees thus assigned a rate step above the starting rate will not advance to a higher step until they have served the time indicated by the assigned step. Should no rate in the classification provide an increase, the employee shall be assigned the "there-after" rate of the new classification.

                                    EXAMPLE
                                    -------

               A Fleet Utility Technician being paid $16.00 per hour,
             enters an apprentice program which has four (4) annual step rates of $14.50, $15.50, $16.50, and $17.50. The
             Fleet Utility Technician will receive the rate of $16.50 and remain at that step for three (3) years before advancing to the next step.

           For purposes of this Article, "sub-departments" are the Customer Service/Energy Services, Major Customer Services (LGS Billing), Field Service, Meter Shop, Districts, Material/Warehousing, Reprographic Services and Mail Room/Receiving Departments.

7.8 TIME IN CLASSIFICATION PAY: When employees are awarded bids in a different sub-department from which they are working, their rate of pay for the awarded job shall be the rate established for the classification as listed in the appropriate agreement. If an employee has previously occupied the position, the employee shall be given credit for time spent in that position for the purposes of establishing the new rate. Where the awarded job has more than one rate, such rates being based on time spent in classification, employees shall be assigned the starting rate for the new classification unless such rate will result in a lesser rate than their former classification. If assigning the starting rate to employees awarded the job would result in a lesser rate than their last rate, employees shall be granted one year of credit or the amount of their Company seniority, which ever is less, as time spent in the new classification for the purpose of establishing their new rate of pay.

7.9 TRIAL PERIOD: Employees promoted or transferred in accordance with this Article shall be employed on the job to which they were promoted or transferred for a reasonable trial period not to exceed six (6) months. If, following the trial period, they are still unable to perform the job to which they are promoted or transferred, they shall be returned to the former job classification they held or to their former or another job classification of similar requirements and the previous rate of pay, as determined by the Company. Employees who are returned to another classification in accordance with this Article shall not be permitted to bid on another position for six (6) months from the time they are returned.

                                   Page #21

7.10 INTRA-DEPARTMENTAL WORK LOCATION CHANGE: Employees desiring to change work locations within the same sub-department and classification shall submit a work location change form to the appropriate department head. Through labor/management meetings, departments shall develop procedures for work location changes.

                                 ARTICLE NO. 8
                              Grievance Procedure

8.1 DEFINITION: A grievance shall be defined as a dispute regarding the interpretation and application of the provisions of this Agreement filed by the Union or by an employee covered by this Agreement alleging a violation of the terms and provisions of this Agreement. However, disputes specifically excluded in other Articles of this Agreement from the Grievance Procedure shall not be construed as within the definition set forth above.

8.2 TIME LIMITATIONS: The Company and the Union recognize the mutual gains process as an effective tool in resolving differences in the work place. Once timely notification of a grievance has been given, the Union and Company may mutually agree to extend the time limitations to ensure that interests are clearly defined, witnesses and all persons involved receive proper notification and are able to attend, evidence is accurate, and remedies are thoroughly explored before moving to the next step. However, it is in the interest of both the Company and the Union to expedite the process and encourage the timely resolution of the issue in order to satisfy established time constraints.

           The Union and Company, by mutual agreement, may elect to bypass certain steps, due to the nature of the grievance.

           Except by mutual agreement to extend the time limitations, an arbitrator shall not have the authority to excuse a failure by the Union, the Company or the aggrieved employee to comply with the time limitations set forth, regardless of the reason given for such failure.

8.3        GRIEVANCE PROCESS:
           NOTIFICATION: When a dispute arises relative to the administration of
           ------------
           the provisions of this agreement, the employee and/or Union steward must complete a mutual gains issue form and submit it to the appropriate supervisor for signature no later than thirty (30) calendar days after the grievance first arises. The time period shall start from the first day the Company can show that the Union or an employee affected by the Company's action knew or should have known of the situation.

                                   Page #22

           At each step in the process, the Union shall officially sign off on the mutual gains issue and grievance forms, verifying that their interests have been satisfied or to pursue resolution at the next step.

           STEP ONE (MUTUAL GAINS MEETING - SUPERVISOR): The supervisor shall
           -------------------------------------------
           schedule a meeting with the grievant and steward within seven (7) calendar days of receipt of the mutual gains issue form. The grievant and the supervisor will define interests and work on resolving the issue in a manner satisfying those interests. If the issue is not resolved at step one (1), the mutual gains issue form may be referred by the Union to the next level of supervision within three (3) calendar days of the step one (1) meeting.

           STEP TWO (MUTUAL GAINS MEETING - LEVEL II SUPERVISION): The next
           -----------------------------------------------------
           level of supervision shall schedule a meeting with the grievant, steward, and supervisor within seven (7) calendar days of receipt of the mutual gains issue form. The grievant and supervision will define interests further and work on resolving the issue at this level. If they are unable to satisfy interests, the Union may request a formal hearing within three (3) calendar days of the step two (2) meeting.

           STEP THREE (MUTUAL GAINS HEARING): The level II supervisor shall
           --------------------------------
           schedule a hearing with the grievant, steward, supervisor, and official Union and Employee Relation representatives within seven (7) calendar days of receipt of the mutual gains issue form. Witnesses will be designated to testify and related evidence shall be submitted. Those in attendance shall discuss possible remedies, which will be implemented upon final approval by the official Union and Employee Relation representatives. This joint decision shall be final and binding on all parties. If, at the conclusion of step three (3), the two (2) parties are unable to resolve the issue, the grievance shall be reduced to writing on the grievance report form, citing the Article and/or section of this agreement which has been allegedly violated, and the Company shall sign, date, and acknowledge receipt of such grievance.

           STEP FOUR (UNION/COMPANY MEETING): The Union Business Manager and
           --------------------------------
           Director of Employee Relations & Diversity shall schedule a meeting within ten (10) calendar days of receipt of the grievance report form. The department supervisor and/or manager, and the grievant and/or Union steward may be present at the request of either party. The Company and Union shall review the information provided, conduct further investigation if necessary, and shall render a joint decision which shall be final and binding on all parties. If the grievance is not settled at step four (4), the Company will communicate its position in writing within five (5) calendar days of the step four
           (4) meeting. This written notification will be sent via certified mail.

           STEP FIVE (ARBITRATION): Within fifteen (15) calendar days of receipt
           ----------------------
           of management's position, the Union may request arbitration by delivering a written notice to the Employee Relations & Diversity office of its intent to arbitrate the dispute. If the Union does not respond within fifteen (15) calendar days, the issues involved in the grievance will be considered resolved and the matter closed.

           Within five (5) working days after receipt of the notice of intent to arbitrate, the parties will request the Federal Mediation and Conciliation Service to furnish a list of five (5) arbitrators from the southwest region of the United States from which the arbitrator shall be selected. Such selection shall be accomplished by the Union and the Company striking one (1) name from the list in turn until only one (1) name remains.

           In recognition of the magnitude of such decisions, arbitration relative to termination grievances shall be expedited whenever possible. Unless mutually agreed to extend the time limitations in writing, these grievances should be arbitrated within six (6) months of the termination date.

           The arbitrator's decision shall be submitted in writing and shall be final and binding on all parties to this Agreement. Nothing contained in this contract or any part thereof shall affect or apply to the Union in action it may take against the Company for failure to comply with any legally enforceable decision reached through arbitration.

           The cost of the arbitrator and the cost of necessary expenses required to pay for facilities and recording of the hearing of cases, shall be borne equally by the Company and the Union.

           The arbitrator shall not have the authority to modify, amend, alter, add to, or subtract from any provision of this Agreement.

                                   Page #24

                                 ARTICLE NO. 9
                           Working Safety Committee

9.1 MUTUAL INTERESTS: The Company and the Union share a mutual interest in fostering safe working conditions for all employees. The Company and Union will endeavor to create programs, procedures and policies which will define Nevada Power Company and IBEW Local No. 396 as leaders in providing and promoting a safe workplace. The Company shall make reasonable provisions for the safety of employees in the performance of their work. The Union shall cooperate in promoting the realization of the responsibility of the individual employee with regard to the prevention of accidents.

9.2 SAFETY COMMITTEE: Each department shall have their own Safety Sub-committee, and at least one (1) representative from each departmental Safety Sub-committee shall serve on the Company's Safety Committee. The selection of the Company's Safety Committee members shall be made jointly by the Chairman of the committee and the Business Manager of the Union. The Chairman of this committee shall be selected by the Company. Each year thirty three and one third percent (33-1/3%) of the committee members shall be replaced in accordance with the selection provision.

9.3 REPORTING DEFICIENCIES: Each member of the Safety Committee shall be expected to actively participate in identifying and reporting to the area safety representative any deficiency or unsafe condition discovered in the assigned work area. Recommendations to improve the operational safety shall be made to the manager, safety services, and to the department supervisor. A copy shall also be presented to the Chairman at the next Safety Committee meeting.

9.4 SAFETY MEETINGS: Safety meetings shall be held at reasonable intervals subject to call by the Chairman.

9.5 SEMI-ANNUAL INSPECTIONS: Every six (6) months the Safety Committee chairman shall appoint at least three (3) members to perform an inspection of the Company facilities. If required, these inspections may occur more often at particular facilities. The Committee Chairman may request additional employees who work at the site to assist in the inspection. The Company will allow the appointees reasonable time, as determined by the Chairman, to perform this inspection. They will prepare a written report including recommendations for corrective actions and forward it to the Committee Chairman and Company President.

9.6 RULE VIOLATIONS: In the event employees violate safety rules published by the Company, the Company reserves the right to administer appropriate disciplinary action.

                                   Page #25

9.7 SAFETY INVESTIGATIONS: When a lost time disabling injury occurs as a result of a suspected careless act or unsafe working condition, a safety investigating committee shall be chaired by Safety Services to review the facts and reconcile safety deficiencies and recommend corrective action. A safety committee member designated by the Union and assigned to the work area in which the injury occurred, shall serve on the investigating committee.

                                ARTICLE NO. 10
                          Inclement Weather Practice

10.1 REGULAR EMPLOYEES: Regular employees who report for work on a scheduled work day and who, because of inclement weather or other similar cause, are unable to work in the field that day, shall receive pay for the full day. However, they may be held pending emergency calls and may be given first-aid, safety or other instruction, or they may be required to perform miscellaneous work in the yard, warehouse, or other sheltered locations. Through labor/management meetings, and in conjunction with safety services, each department shall establish policies which clarify safe work procedures during inclement weather.

10.2 PROBATIONARY AND TEMPORARY EMPLOYEES: These employees shall receive pay for time worked or time held on Company property or two (2) hours, which ever is greater.

10.3 RAIN GEAR: Employees who are required to work in the field will be assigned appropriate rain gear which will be maintained by the employees and replaced by the Company when such gear is worn out in the course of employment and returned to the Company by the employee.

10.4 ENERGIZED PANELS: Employees who are assigned to work in the field will not be required to work on exposed and energized metering panels during rainy weather but may be assigned related duties as necessary.


                                   Page #26

                                ARTICLE NO. 11
                                   Holidays

11.1 ELIGIBLE EMPLOYEES: Regular employees and probationary employees who are eligible for benefits, shall be entitled to holidays off with pay. Employees on leaves of absence or disability leave are not entitled to holiday pay, except if the employee begins leave or returns from leave during the week of a holiday.

11.2 WORKED HOLIDAYS: Shift employees may be permitted to take holidays off which fall on their scheduled work days. Employees scheduled to work on a holiday shall be paid at the rate of time and one-half (1 1/2) for time worked during regular working hours in addition to holiday pay. Employees who are called out to work on a holiday shall be paid at the rate of double time for time worked in addition to holiday pay. Time worked in excess of the regular work day will be paid at the appropriate overtime premium. Except for shift employees, holidays listed below shall not be considered scheduled work days.

11.3 COMPANY HOLIDAYS: When a holiday falls on a Saturday, the preceding Friday shall be observed, and when a holiday falls on a Sunday the following Monday shall be observed. Whenever an employee's regular days off are other than Saturday and Sunday, the first day off within the work week shall be considered as Saturday and the second day off within the work week shall be considered as Sunday for the purpose of this Article. A rotating shift employee working on a schedule which provides four (4) consecutive days off shall observe the day prior to the four (4) days if the holiday falls on the first of the four (4) days, and shall observe the day following the four (4) days if the holiday falls on any of the other three (3) days for the purpose of this Article.

                                   Page #27

           The following are to be considered holidays:

                           --------------------------------------------------
                                          COMPANY holidays
                           --------------------------------------------------

                           --------------------------------------------------
                             1998         1999         2000         2001
                           --------------------------------------------------
-----------------------------------------------------------------------------
New Year's Day              Jan 1        Jan 1     Dec 31, 1999    Jan 1
-----------------------------------------------------------------------------
Martin Luther King's Day    Jan 19       Jan 18       Jan 17       Jan 15
-----------------------------------------------------------------------------
President's Day             Feb 16       Feb 15       Feb 21       Feb 19
-----------------------------------------------------------------------------
Memorial Day (observed)     May 25       May 31       May 29       May 28
-----------------------------------------------------------------------------
Independence Day            July 3       July 5       July 4       July 4
-----------------------------------------------------------------------------
Labor Day                   Sept 7       Sept 6       Sept 4       Sept 3
-----------------------------------------------------------------------------
Veteran's Day               Nov 11       Nov 11       Nov 10       Nov 12
-----------------------------------------------------------------------------
Thanksgiving Day            Nov 26       Nov 25       Nov 23       Nov 22
-----------------------------------------------------------------------------
Thanksgiving Friday         Nov 27       Nov 26       Nov 24       Nov 23
-----------------------------------------------------------------------------
Christmas Eve Day           Dec 24       Dec 24       Dec22        Dec 24
-----------------------------------------------------------------------------
Christmas Day               Dec 25       Dec 27       Dec 25       Dec 25
-----------------------------------------------------------------------------
Floating Birthday/Holiday                 See Article 11.4
-----------------------------------------------------------------------------

11.4 FLOATING BIRTHDAY/HOLIDAY: An employee may observe the floating holiday on any work day of the year with mutual agreement by the employee and supervisor. Or, with seven (7) calendar days notice, an employee shall observe the floating holiday on any work day which falls in the same calendar week as the employee's birthday. For the purpose of this Article, the calendar week begins Sunday and ends Saturday. Should an employee be called in or required to work on a previously approved "holiday," the employee shall be paid the applicable overtime rate, except if both the employee and supervisor mutually agree to change the observance of the holiday.

           Employees who request to use their floating holiday for the purpose of recognizing a religious observance, will be accommodated whenever possible. Any difficulties in this regard should be forwarded to the Employee Relations area of Human Resources.

                                   Page #28

11.5 BANKED HOLIDAYS: If eligible employees are required to work on any day observed as a holiday and are authorized to work for the straight time hourly rate of pay, then an equal number of hours will be allocated to their banked holiday account. With written consent of the Company, employees may carry over up to sixteen (16) hours of banked holidays to the next year.

11.6 PART-TIME, TEMPORARY AND BENEFIT INELIGIBLE EMPLOYEES: Part-time, temporary, and probationary employees who are not eligible for benefits will not receive pay for holidays not worked but shall be paid the appropriate overtime premium for all time worked on holidays.

11.7 SICK LEAVE IN CONJUNCTION WITH A HOLIDAY: An employee who does not report for work either the day before and/or the day after a paid holiday, and who has not been excused by his or her supervisor for either the day before and/or the day after a paid holiday shall receive no pay for the holiday. The Company may require satisfactory evidence of an employee's illness or injury before holiday pay will be granted. If the Company requires medical evidence, the Company must inform the employee of the requirement to provide evidence no later than two (2) hours after the employee's regular starting time on the day of the absence. If required and the employee does not comply with this request, the employee will not be paid for the holiday or the day of absence, and may be subject to disciplinary action.

11.8 ALTERNATIVE SCHEDULES: As a result of the implementation of alternative work schedules, any issues associated with the provisions of Article 11 will be resolved by memorandum of understanding between the Company and Union.


                                ARTICLE NO. 12
                                   Vacations

12.1 CONSIDERATIONS: Vacation with pay may be granted at any time during the calendar year in which it is earned, subject to the following considerations.


               . Desirability of scheduling in such a manner as will cause a minimum of interference with service to the Company's customers, and;

               . The selection of all vacation periods based on the employee's
                 Company seniority, provided the selection is made no later than March 31st.

12.2 FIRST TWO (2) CALENDAR YEARS OF EMPLOYMENT: Probationary and regular employees shall earn vacation during the first two (2) calendar years of their employment according to the month in which they are hired. Probationary and regular employees may request and be granted vacation anytime during this period.

                                   Page #29

           Month Hired                                         Vacation Hours
           -----------                                         --------------
           January...................................................80 hours
           February..................................................77 hours
           March.....................................................73 hours
           April.....................................................70 hours
           May.......................................................67 hours
           June......................................................63 hours
           July......................................................60 hours
           August....................................................57 hours
           September.................................................53 hours
           October...................................................50 hours
           November..................................................47 hours
           December..................................................43 hours

12.3 ACCRUED VACATION: Regular employees will be granted vacations, with straight time pay, according to the following schedule:

           After Continuous Service of                         Vacation Hours
           ---------------------------                         --------------
           2 years thru 5 years......................................80 hours
           6 years thru 12 years....................................120 hours
           13 years thru 20 years...................................160 hours
           21 years thru 30 years...................................200 hours
           31 years and above.......................................240 hours

12.4 VACATION ADJUSTMENTS: An employee's vacation accrual shall be adjusted for all periods of leave of absence including leaves for illness or injury as defined elsewhere in this agreement by reducing the number of vacation hours accrued in direct proportion to the number of hours of leave within the employee's anniversary year. Such reductions shall be applied to any accrued and unused vacation available in the calendar year the adjustment is made, or when such adjustment exceeds the employee's available vacation, the excess shall be applied against the employee's next vacation accrual or the employee's final paycheck, whichever occurs first. It is understood that no adjustment to vacation accrual will be made for sick leave or during the first sixty (60) calendar days of any disability leave.

12.5 VACATION BONUS: In addition to the vacation accrued in accordance with the above schedule, any employee who completes ten (10) years continuous service and each five (5) years of continuous service thereafter, shall be granted a vacation bonus of forty (40) hours in the year such term of employment is attained. The vacation bonus will accrue, and may be taken subject to the provisions of this Article.

                                   Page #30

12.6 UNUSED VACATION: All unused or carried over vacation time accumulated in the year of termination after an employee's first anniversary date, up to and including the employee's last day worked, shall be paid at termination of employment, at the employee's current base rate. This does not apply to the vacation bonus when the employee has not completed the minimum service specified.

           It is understood that employees may not carry vacation time over to the following year without the written consent of the Company.

           A regular employee who has been laid off for lack of work and is recalled within one (1) year, who has in excess of one (1) year Company seniority, shall accrue vacation in accordance with Article
           12.4 (VACATION ADJUSTMENTS).

12.7 DEPARTMENTAL POLICIES: Each department will develop standards and procedures for scheduling vacations which, at a minimum comply with
           Article 12.1 (CONSIDERATIONS).

12.8 HOLIDAY WHILE ON VACATION: If a holiday occurs on a work day during an employee's vacation, it shall not be counted as hours of vacation. The employee shall receive straight time pay for the holiday.

12.9 HOSPITALIZED WHILE ON VACATION: Employees on vacation who become hospitalized for at least one day, shall not be required to use vacation time during the period of incapacitation. Employees who are capable of completing any light duty must choose to remain on vacation or report for light duty.

12.10 CALL-OUT WHILE ON VACATION: An employee shall not be expected to work on his regularly scheduled days off immediately preceding or following pre-scheduled vacation. However, if an employee is called out and accepts such an assignment on the regularly scheduled days off immediately preceding or following pre-scheduled vacation, the employee shall receive the appropriate overtime rate for this work. An employee called out during scheduled vacation will be paid double time for all hours worked and the employee may reschedule the unused portion of his vacation hours in accordance with Article 12.1 (CONSIDERATIONS) above, if the call-out was for work during the employee's normal work hours. Additionally, if the call-out creates rest time, the employee may reschedule vacation equal to the rest time earned from this assignment.

                                   Page #31

                                ARTICLE NO. 13
                                  Sick Leave

13.1 ELIGIBILITY: A regular employee and a temporary employee with more than 1040 hours shall be entitled to accumulate sick leave with pay at the rate of eight (8) hours of sick leave for each month worked.

13.2 NOTIFICATION AND VALIDATION: The Company may require satisfactory evidence of an employee's illness or disability before sick leave will be granted. If an employee abuses the sick leave provisions of this Agreement by misrepresentation or falsification, the employee shall restore to the Company all sick leave payments received as a result of such abuse. An employee must notify their supervisor or a member of management, or see that their supervisor is notified, as soon as it is apparent that the employee will be unable to report for work. The employee must provide this notification before the beginning of the normal work day. The employee should notify the supervisor as far in advance as possible of the expected date of return. Lack of notification without a reasonable explanation will result in denial of sick pay benefits.

13.3 EXCLUSIONS AND EXCEPTIONS. Employees shall not be entitled to sick leave while on vacations (except as provided in Article 12.9 [HOSPITALIZED WHILE ON VACATION]), while temporarily laid off by the Company, during the period of notice of severance of employment, upon severance of employment, or while receiving disability payments or industrial compensation. Exhibit IV (SICK LEAVE AGREEMENT) of this Agreement establishes other rules and interpretations for the administration of these sick leave provisions.

13.4 SICK LEAVE BONUS: Employees who are eligible for sick leave in accordance with Article 13.1 (ELIGIBILITY), who use no more than two hundred twenty (220) hours of sick leave each five (5) years, shall be granted a bonus of five (5) days vacation in addition to that granted under the provisions of Article 12.3 (ACCRUED VACATION), each five (5) years based on the following considerations:

                . On January 1, 1987, and January 1, of each fifth year
                  thereafter, the sick leave records of those employees with hire dates prior to August 1, 1981, will be audited. Those employees who have used no more than two hundred twenty (220) hours of sick leave during the five (5) year period immediately preceding the audit will be granted five (5) days vacation to be taken within the twelve (12) month period immediately following the audit date and in accordance with the provisions of Article 12 (VACATIONS).

                                   Page #32

                . For employees hired after July 31, 1981, their sick leave records will be audited as of the first day following the completion of five (5) years and six (6) months of service and each fifth year following the initial audit. Those employees who have used no more than two hundred twenty (220) hours of sick leave during the five (5) year period immediately preceding the audit will be granted five (5) days vacation to be taken within the next twelve (12) month period immediately following the audit in accordance with Article 12 (VACATIONS).

                . All unused vacation accumulated under the provisions of this sick leave bonus plan shall be paid at termination of employment as provided under Article 12.6 (UNUSED VACATION) except that no pro rata of vacation entitlements will be allowed for time periods of less than five (5) years.

13.5 LIGHT DUTY: Injured employees who are temporarily unable to perform the functions of their own jobs but are capable of performing light duty work shall be released for light duty assignments either within their own department or another area of the Company where work is available. In the interest of effective case management, the light duty work program shall be administered by the human resources department. Employees working in light duty assignments shall be eligible for a percentage of their base pay according to the following schedule:

                . 100% of base for the first fourteen (14) calendar days

                . 95% of base for the second fourteen (14) calendar days

                . 90% of base for the third fourteen (14) calendar days

                . 85% of base thereafter

           Employees who are injured on the job and are unable to perform their regular duties indefinitely due to partial disability, may be subject to the provisions outlined in Article 14.3 (JOB INCURRED INJURY/PARTIALLY DISABLED EMPLOYEES).

13.6 RE-OPENER: The Company and Union may reopen the issue of salary protection relative to sick leave and address common interests at a future date. The request to discuss these issues will be made in accordance with the provisions of Article 17 (TERM OF AGREEMENT).

                                   Page #33

                                ARTICLE NO. 14
                            Employee Benefit Plans
                                   Tier One
                Employees Hired On or Before November 18, 1998

14.1 GENERAL: The Nevada Power Company Self-Funded Medical Benefit Plan shall be incorporated, by reference, into the Agreement for purposes of establishing the levels of benefits for each of these plan features:

                . loss of time

                . medical expense

                . vision expense

                . dental expense

                . life insurance and accidental death and dismemberment.

           The Company agrees to maintain all of these benefits for eligible employees and will provide medical expense, vision expense, and dental expense coverage for eligible dependents for the life of this Agreement. The Company reserves the right to select any insurance carrier or to self insure for all or any portion of these benefits.

           PRESCRIPTIVE DRUG BENEFIT: The Company will provide to all eligible
           -------------------------
           employees and eligible dependents a discounted prescription drug service that allows participants to obtain prescription drugs through preferred pharmaceutical outlets. A service fee of ten dollars ($10.00) per trade name prescription or five dollars ($5.00) for generic prescription will be charged by the druggist. No claim forms need to be presented.

           The prescriptive drug benefit will continue to allow all eligible employees and dependents to obtain up to three (3) months of maintenance prescription drugs by mail. A service fee of $3.00 per prescription ($1.00 for generic) is charged, and claim forms need not be presented for these drugs.

           TERM LIFE INSURANCE: The Company will continue to provide a
           -------------------
           supplemental life insurance program that allows employees desiring such coverage to purchase term life insurance for their dependents or additional life insurance for themselves at group rates. Such life insurance premiums will be paid for by the employees through payroll deduction. All administrative expenses, exclusive of carrier expense normally absorbed in the rates, will be paid by the Company.


                                   Page #34

           DENTAL BENEFIT: The Company will continue to provide a dental care
           --------------
           benefit, expanded to include a dental PPO and an orthodontic benefit for all eligible employees and dependents. Coverage includes the following:

                . Maximum payable per year is $1,000 per person.

                . Preventative care is covered 100%, with the deductible waived.

                . All other treatments are covered at the rate of 80/20 and are subject to the dental exclusions noted in the Nevada Power Company Self-Funded Medical Benefit Plan. Covered treatments are also subject to a $25 per person deductible.

           VISION BENEFIT: A vision care program will continue to be available
           --------------
           for eligible employees and eligible dependents. This plan covers professional services; examinations every twelve (12) months, lenses every twelve (12) months if needed, frames every twelve (12) months if needed, with a deductible amount of twenty-five dollars ($25.00) to be paid by the employee for each covered examination and fitting. The vision care program also provides one pair of prescription safety glasses to employees whose job duties require eye protection in accordance with the Company's established safety standards, once every twelve (12) months, if needed.

           BENEFIT ELIGIBILITY: Eligible employees are all employees who have
           -------------------
           satisfied the requirements defined in Article 5 (STATUS OF EMPLOYEES) of this agreement. Eligible dependents are those dependents of eligible employees which meet the definitions of dependents as contained in the Nevada Power Company Self-Funded Medical Benefit Plan referenced above.

           EMPLOYEE CONTRIBUTIONS: Employee contributions are defined below.
           ----------------------
           These rates are the maximum rates which employees would be required to pay. They reflect a ninety/ten (90/10) cost sharing arrangement between the Company and its employees. The rates listed below define a maximum increase of ten percent (10%) from the previous year's contribution. If the actual experience of the medical plan reflects an increase of less than ten percent (10%), the monthly contributions will be reduced to reflect an accurate cost sharing arrangement. If the actual experience of the medical plan reflects an increase of greater than ten percent (10%), the Company will absorb that percentage increase. The Company will communicate the actual monthly contribution no later than December 1st for the following year. The monthly contributions may change on January 1st of each subsequent year.

                                   Page #35


                                --------------------------------------------------------------
                                                     MONTHLY CONTRIBUTIONS
                                --------------------------------------------------------------
                                    1/01/98 thru 1/01/99            1/1/99 thru 1/1/2000
                                    HMO            NPC Plan        HMO            NPC Plan
                                (Option C)       (Option A/B)   (Option C)      (Option A/B)
------------------------------------------------------------------------------------------------
         Employee Only             18.50             28.00        20.00             31.00
--------------------------------------------------------------  --------------------------------

       Employee & Spouse           37.00             59.00        41.00             65.00
--------------------------------------------------------------  --------------------------------

      Employee & Children          34.00             50.50        37.50             55.50
--------------------------------------------------------------  --------------------------------

  Employee, Spouse & Children      57.00             81.50        63.00             89.50
--------------------------------------------------------------  --------------------------------

 Deductible/Co-Insurance Limit     None            400/5500        None           400/5500
--------------------------------------------------------------  --------------------------------

                                ------------------------------  --------------------------------
                                   1/1/2000 thru 1/1/2001          1/1/2001 thru 1/1/2002
                                    HMO            NPC Plan        HMO            NPC Plan
                                (Option C)       (Option A/B)   (Option C)      (Option A/B)
------------------------------------------------------------------------------------------------
         Employee Only             22.00             34.00        24.00             37.50
--------------------------------------------------------------  --------------------------------

       Employee & Spouse           45.00             71.50        49.50             78.50
--------------------------------------------------------------  --------------------------------

      Employee & Children          41.00             61.00        45.00             67.00
--------------------------------------------------------------  --------------------------------

  Employee, Spouse & Children      69.50             98.50        76.50            108.50
--------------------------------------------------------------  --------------------------------

 Deductible/Co-Insurance Limit     None            400/5500        None           400/5500
--------------------------------------------------------------  --------------------------------

PRE-TAX Account: The Company will continue to provide a pre-tax health care
---------------
contributions account for employees to reduce their taxable income by the amount of their health care contribution.

OPTIONS A, B AND C:
------------------
The Company will continue to permit employees to select between the following health care plan options:

Open enrollment period will take place as of August 1, 1998 and every 12 months thereafter.

                                   Page #36

           Option A:

                . 80/20 Co-insurance factor

                . $5500.00 Co-insurance limit

                . $400.00 Individual deductible

                . Family deductible (Employee & Spouse; Employee & Children;
                  Employee, Spouse & Children) equal to two (2) times the individual deductible

                . Hospital deduction - $400.00.

           Option B:
           PREFERRED PROVIDER PROGRAM: The Company will continue its Hospital
           --------------------------
           Preferred Provider Organization (HPPO) for voluntary employee participation, which includes a minimum of three hospitals in the Las Vegas, Nevada area. Employees who elect to utilize a PPO hospital will receive reimbursement of hospital expenses at the rate of 90/10 and the hospital deductible will be waived.

           The Company will continue its Physician Preferred Provider Organization (PPPO) for voluntary employee participation, which includes a minimum of 400 physicians in Southern Nevada. An employee who elects to utilize a PPO physician will pay a service fee in accordance with the PPO medical expense benefit schedule incorporated in the Nevada Power Company Self-Funded Medical Benefit Plan referenced above. No claim forms need to be filed and the PPO physician will bill the Company for the remainder of the office visit charge.

           HOSPITAL DEDUCTIBLE: The hospital deductible will be waived for those
           -------------------
           employees who reside more than fifty (50) miles from a PPO hospital and use a local hospital which is not a PPO hospital. However, employees who elect to travel to Las Vegas and use a non-PPO hospital will pay the hospital deductible and receive reimbursement for hospital charges at the 80/20 rate.

           MENTAL HEALTH BENEFIT: The Company will include outpatient mental
           ---------------------
           health counseling in its comprehensive medical plans, subject to utilization review. Substance abuse rehabilitation will be limited to $50,000 lifetime maximum.

           Option C:

           HEALTH MAINTENANCE ORGANIZATION: The Company will continue to permit
           -------------------------------
           eligible employees to enroll in a Health Maintenance Organization plan (HMO) for the purpose of providing comprehensive medical and prescription drug coverage.

                                   Page #37

          GENERAL BENEFIT PROVISIONS:
          --------------------------
                . The lifetime maximum medical benefit is $1,000,000.

                . Mandatory utilization review will be instituted for a variety of in-patient and out-patient services. Employees who fail to receive the appropriate pre-authorization for these services will receive a fifty percent (50%) penalty, in lieu of the stated reimbursement.

                . All benefits are subject to the deductible and/or co-pay plus percentage, thereby eliminating any first dollar coverage.

                . The Nevada Power Company Self-Funded Medical Benefit Plan will pay benefits only to the percentage of coverage under its plan. It will not provide reimbursement beyond the stated coverage in this plan, if it is the secondary provider to another group health plan.

                . An orthodontic benefit of $1,500 is provided.

                . A dental PPO is established.

                . A hearing aid benefit of $500 every five (5) years is for the employee only.

           DEPENDENT CARE ACCOUNT: The Company will continue its flexible
           ----------------------
           spending account program that allows pre-tax funding of dependent care and child care expenses.

14.2 JOB INCURRED INJURIES/SALARY PROTECTION: Any employee who suffers a job incurred injury during the term of this Agreement and who is awarded temporary total compensation benefits as defined in the Nevada Industrial Insurance Act shall receive supplemental disability payments in such amounts and under such conditions as described below:

                . The combined amount of disability compensation to which the employee is entitled under any federal, state, and local law, and from the Company shall not exceed the percent of the employee's weekly earnings, from the table listed below, where such earnings are computed at the employee's regular rate for a forty (40) hour, seven (7) day period.

                . Supplemental payments shall be made for the first day
                  recognized by the Employers Insurance Company Of Nevada, and shall terminate with the date of the last day of disability recognized by the Employers Insurance Company of Nevada, as evidenced by the remittance portion of the disability check from the Employers Insurance Company Of Nevada, which must be presented to the Company, for a maximum period of benefits as defined in the following schedule of benefits, for any one accident regardless of the various periods of disability which may be compensated for the one accident.

                                   Page #38

                                             MAXIMUM         PERCENT OF
                            LENGTH          PERIOD OF          BASE
                          OF SERVICE        BENEFITS          EARNINGS
                          ----------        --------          --------
                          6 months          13 weeks             55
                          5 years           26 weeks             60
                          10 years          52 weeks             65
                          20 years          60 weeks             70
                                            65 weeks             75

                . For a job incurred disability of less than five (5) days which does not qualify for Employers Insurance Company of Nevada compensation, employees must use any accrued sick leave, and upon exhaustion of such accrued sick leave shall receive disability benefits as defined above. Any medical absence of five (5) calendar days or more related to a work related injury or illness will only be paid by the Workers Compensation Plan; not with accrued sick leave.

                . No supplemental disability payments shall be made for any disabling accident caused by the injured employee's violation of any safety rule.

                . Any employee who performs activities for which compensation is received or which exceed the scope of the prescribed physical limitation pertaining to such disability while receiving disability compensation described in this section, shall forfeit his entitlement to all disability benefits and his employment shall be terminated.

14.3 JOB INCURRED INJURY/PARTIALLY DISABLED EMPLOYEES: When, in the opinion of the Company's doctor after consultation with the employees' doctor, regular employees with at least one (1) year of Company service cannot perform their regular work because of partial disability, but can perform other work, the following plan shall be applicable:

           Each case shall be considered on its merits by a committee consisting of the Business Manager of the Union and the Director of Employee Relations, or their designated representative, and two (2) additional members, one (1) of whom shall be designated by the Union and the other by the Company. The committee shall have the authority to waive the seniority and bidding provisions of this Agreement in order to place the disabled employee, and it shall determine the seniority rights of such employee. This committee may call on anyone who may be able to furnish pertinent information.

           In no event will this Article apply if the employee's disability occurs while self-employed or working for others, for remuneration (except on Union business), or is involved in misconduct or an extreme violation of Company safety rules.

           The panel shall complete an evaluation of the type of work the employee is able to perform or may be able to perform in the future. Evaluation of the employee's capabilities may include but shall not be limited to a physical examination and doctors reports, the employee's physical and mental ability, willingness to work, and trainability.

                                   Page #39

           Depending upon the evaluation of the employee and where necessary and practical, the Company shall provide job related education and training. The panel shall also conduct periodic review of these cases to determine if an employee's condition has changed; if the employee's condition has changed, the panel will reevaluate the employee's job assignment.

           The panel will determine the job classification which is appropriate for the work the employee is able to perform, as well as the proper pay rate, taking into account the new classification pay rate or the rate indicated on the following schedule, whichever is greater.

               Years Of Company Service     A Pay Rate That Is Not Less Than
               ------------------------     --------------------------------
                1 to 4 years inclusive          70% base rate when injured
               5 to 14 years inclusive          80% base rate when injured
              15 to 24 years inclusive          85% base rate when injured
                     25 years and over          90% base rate when injured

           As long as such employee is paid more than the maximum rate for the job classification in which the employee is placed, the employee shall receive only fifty (50) percent of any base wage increase or lump sum payment in lieu of a base wage increase. Such fifty (50) percent shall be calculated on the employee's personal rate at the time of the increase.

           The placing of a disabled employee in a different job shall not constitute an increase in the Company's normal work force. However, the Company may temporarily increase the number of authorized positions to accommodate an individual when a future vacancy is clearly defined and recognizable.

           If the committee is unable to place an individual in accordance with these provisions they would be eligible for vocational rehabilitation training, and benefits through the Employers Insurance Company of Nevada. Upon this determination, the individual's employment with the Company will be terminated, and any accrued benefits will be paid at the time of termination.

           The parties agree that the provisions of this Article may be suspended with sixty (60) days written notice, documenting the reasons for this request and the interests which would need to be addressed for the continuance of this program.

14.4 SHORT TERM DISABILITY BENEFIT: A regular employee, or a temporary employee who has worked more than one thousand forty (1040) straight time hours who shall suffer any disabling illness or injury while not in work status, shall be entitled to disability payments in such amounts and under such conditions as described herein:

                                   Page #40

          . An eligible employee shall be entitled to receive payments not to exceed the percent of the employee's weekly straight time earnings, such earnings to be computed on the employee's regular rate for a forty (40) hour, seven (7) day period, for a maximum period of benefits at the percent of earnings as defined in the following schedule of benefits.

                                         MAXIMUM             PERCENT OF
                  LENGTH                 PERIOD OF              BASE
                OF SERVICE               BENEFITS             EARNINGS
                ----------               --------             --------

                 6 months*               13 weeks                55
                   5 years               26 weeks                60
                  10 years               52 weeks                65
                  15 years               60 weeks                70
                  20 years               65 weeks                75

          * Employees in this category may be granted up to thirteen (13) additional weeks of leave without pay for continued disability.

          . No disability payments for an illness shall be made until at least a three (3) days waiting period has been observed, however, an employee must use accrued sick leave to satisfy the waiting period or to extend the waiting period to the maximum of the amount of accrued sick leave.

          . Any female employee who becomes pregnant and is unable to work shall be entitled to disability benefits under this Article, as described above, subject to the following conditions. She must present a document from her attending physician saying that she is under the doctor's care because of the pregnancy and is unable to work. The period of the disability shall begin at least three (3) days after the attending physician declares the employee disabled and shall end when the employee is no longer disabled as determined by the attending physician. Pregnant employees must use all accumulated sick leave before disability payments will start. A female employee will not be eligible for pregnancy related disability benefits except for her own disability. An employee who is on maternity leave and recovering from disability may request to have her leave extended for up to three (3) months after termination of pregnancy for child care or other reasons.

          . Any employee who performs activities for which compensation is received or which exceed the scope of the prescribed physical limitation pertaining to such disability while receiving disability compensation described in this section, shall forfeit their entitlement to all disability benefits and their employment shall be terminated.

                                   Page #41

          . Any employee who returns to work in a light-duty status from short-term disability will not create a new benefit eligibility until they have had a full-duty release and worked for thirty (30) calendar days from the time of that release. If an employee returns to short-term disability without satisfying this requirement, their short-term disability benefit will reflect their prior usage and continue until expiration of such benefits.

          . Any employee who is unable to perform the duties of their position as a result of a non-job-incurred injury, would be considered for any vacancy for which they are qualified. If awarded a position in accordance with Article 7 (SENIORITY AND PROMOTIONS), the employee would receive the appropriate rate of pay for that position.

          . Any employee that exhausts their short-term disability benefit and is unable to return to work at that time, may request one unpaid leave of absence for up to ninety (90) days to allow time for further recuperation or possible vacancies for which they are qualified. Such employees will be allowed to continue their medical coverage at the appropriate COBRA rate for this period of time. If this individual is unable to return to work at the expiration of this unpaid leave, their employment with the Company will be terminated and all accrued benefits will be paid at the time of termination.

14.5 RETIREMENT BENEFIT: The Nevada Power Company Retirement Plan, a defined benefit pension plan bearing No. 003, including the amendments dated March 5, 1980, shall be incorporated by reference into this Agreement. The Company has, since January 1, 1976, been paying the entire cost of this retirement plan. All participants in the pension plan which was in effect before January 1, 1976, have and are guaranteed all accrued benefits under that pension plan as computed on December 31, 1975.

      Effective February 1, 1990, the pension plan was amended to delete the provision that the selection of a surviving spouse benefit will revert to a single life annuity if the spouse predeceases the retired employee.

      Effective February 1, 1994, the pension plan was improved to provide for early retirement benefit reductions of 5% per year from age sixty-two
      (62).

      Effective January 1, 1989, the pension plan was changed from a social security offset plan to a step rate plan. Effective February 1, 1998, the formula for calculating benefits will be 1.35% of final five-year average earnings up to Social Security Covered Compensation, plus 1.8% of final five-year average earnings exceeding covered compensation, times service up to 35 years, plus 1.35% of final five-year average earnings, times service over 35 years. For this purpose, final five-year average earnings is the average of the highest sixty (60) consecutive months of earnings.

                                   Page #42

      Effective February 1, 2001, the formula for calculating benefits will be 1.365% of final five-year average earnings up to Social Security Covered Compensation, plus 1.8% of final five-year average earnings exceeding covered compensation, times service up to 35 years, plus 1.365% of final five-year average earnings, times service over 35 years. For this purpose, final five-year average earnings is the average of the highest sixty (60) consecutive months of earnings.

      Effective February 1, 1987, entry into the pension plan shall be on the first day of the month coincident with, or following completion of one year of service and attainment of age twenty-one. Participants in the plan prior to February 1, 1987, shall enter the plan on the first day of the month coincident with, or following completion of one (1) year of eligibility service and attainment of age twenty-one, unless those participants had declined enrollment under the eligibility rules in effect when they had first become eligible.

      Effective February 1, 1987, vesting service shall be measured from the employee's date of hire or age eighteen, whichever is later. The Company shall make such modifications in the plan as may be required by 1) the Internal Revenue Service in order to qualify said benefits under the applicable provisions of the Internal Revenue Code and/or related rules and regulations; or 2) any other governmental agency having jurisdiction. Other modifications may be made as needed but in no event shall any benefits be reduced during the term of this Agreement.

      Effective February 2, 1998, all sick leave accrued at time of retirement will be added to the years of service for fully vested participants only.

         ----------------------------------------------------------------
                                    Example
                                    -------

          If an employee retires June 5, 1998 and has 400 hours of sick leave on the books, the calculation would be as follows:
          1.  They would still officially leave the company on June 5th.
          2. When the pension is calculated, it would be increased to read that they received income until August 14, 1998 (400 hours divided by 8 hours a day equals 50 days).
          3. The employee would receive a pension calculated through August 14, 1998.
         ----------------------------------------------------------------

14.6 401(K) CONTRIBUTION/COMPANY MATCH: In accordance with 401(k) documentation, effective January 1, 1999, the Company will provide a matching contribution of 55 cents of the employee's contribution, to a maximum of 7% of gross income, to the Nevada Power Company 401(k) plan. Company contributions will be invested in Nevada Power Company stock.

      Effective on February 1, 1999, the Company will provide a matching contribution of 60 cents of the employee's contribution, to a maximum of 7% of gross income, to the Nevada Power Company 401(k) plan. Company contributions will be invested in Nevada Power Company stock.

      Effective on January 31, 2000, the Company will provide a matching contribution of 60 cents of the employee's contribution, to a maximum of 8% of gross income, to the Nevada Power Company 401(k) plan. Company contributions will be invested in Nevada Power Company stock.

                                   Page #43

      Effective on January 29, 2001, the Company will provide a matching contribution of 65 cents of the employee's contribution, to a maximum of 8% of gross income, to the Nevada Power Company 401(k) plan. Company contributions will be invested in Nevada Power Company stock.

14.7 ACCIDENTAL LIFE INSURANCE: All employees covered by this Agreement will be covered by an accidental death and dismemberment policy in the amount of $50,000. This policy shall apply only when an employee is a passenger in an aircraft either fixed wing or helicopter, and while traveling on Company business. Benefits from this policy shall be in addition to any other insurance plan.

14.8 LONG-TERM DISABILITY INSURANCE: The Company will provide a long term disability (LTD) plan, to extend disability benefits at a reduced rate upon termination of benefits described in Article 14.2 (JOB INCURRED INJURIES/SALARY PROTECTION) or 14.4 (SHORT TERM DISABILITY BENEFIT) above. Premiums for such coverage will be paid for by the employee, through payroll deduction. All administrative expenses, exclusive of carrier expense normally absorbed in the rates, will be borne by the Company.

                            Employee Benefit Plans
                                   Tier Two
                 Employees Hired On or After November 19, 1998

14.9 GENERAL: The Nevada Power Company Medical Benefit Plans shall be incorporated, by reference, into the Agreement for purposes of establishing the levels of benefits for each of these plan features:

          . loss of time

          . medical expense

          . vision expense

          . dental expense

          . life insurance and accidental death and dismemberment.

      The Company agrees to maintain these benefits for eligible employees and will provide medical expense, vision expense, and dental expense coverage for eligible dependents for the life of this Agreement. The Company reserves the right to select any insurance carrier or to self insure for all or any portion of these benefits.

      PRESCRIPTIVE DRUG BENEFIT: The Company will provide to all eligible
      -------------------------
      employees and eligible dependents a discounted prescription drug service that allows participants to obtain prescription drugs through preferred pharmaceutical outlets. A service fee of twelve dollars ($12.00) per trade name prescription or six dollars ($6.00) for generic prescription will be charged by the druggist. No claim forms need to be presented.

                                   Page #44

      The prescriptive drug benefit will continue to allow all eligible employees and dependents to obtain up to three (3) months of maintenance prescription drugs by mail. A service fee of $3.00 per prescription ($1.00 for generic) is charged, and claim forms need not be presented for these drugs.

      TERM LIFE INSURANCE: The Company will continue to provide a supplemental
      -------------------
      life insurance program that allows employees desiring such coverage to purchase term life insurance for their dependents or additional life insurance for themselves at group rates. Such life insurance premiums will be paid for by the employees through payroll deduction. All administrative expenses, exclusive of carrier expense normally absorbed in the rates, will be paid by the Company.

      DENTAL BENEFIT: The Company will continue to provide a dental care
      --------------
      benefit, expanded to include a dental PPO and an orthodontic benefit for all eligible employees and dependents. Coverage includes the following:

          . Maximum payable per year is $1,000 per person.

          . Preventative care is covered 100%, with the deductible waived.

          . All other treatments are covered at the rate of 80/20 and are subject to the dental exclusions noted in the Nevada Power Company Self-Funded Medical Benefit Plan. Covered treatments are also subject to a $25 per person deductible.

      VISION BENEFIT: A vision care program will continue to be available for
      --------------
      eligible employees and eligible dependents. This plan covers professional services; examinations every twenty-four (24) months, lenses every twenty-four (24) months if needed, frames every twenty-four (24) months if needed, with a deductible amount of twenty-five dollars ($25.00) to be paid by the employee for each covered examination and fitting. The vision care program also provides one pair of prescription safety glasses to employees whose job duties require eye protection in accordance with the Company's established safety standards, once every twelve (12) months, if needed.

      BENEFIT ELIGIBILITY: Eligible employees are all employees who have
      -------------------
      satisfied the requirements defined in Article 5 (STATUS OF EMPLOYEES) of this agreement. Eligible dependents are those dependents of eligible employees which meet the definitions of dependents as contained in the Nevada Power Company Self-Funded Medical Benefit Plan referenced above.

      DEPENDENT CARE ACCOUNT: The Company will continue its flexible spending
      ----------------------
      account program that allows pre-tax funding of dependent care and child care expenses.

      MENTAL HEALTH BENEFIT: The Company will include outpatient mental health
      ---------------------
      counseling in its comprehensive medical plans, subject to utilization review. Substance abuse rehabilitation will be limited to $50,000 lifetime maximum.

                                   Page #45

      EMPLOYEE CONTRIBUTIONS: Employee contributions are defined below. These
      ----------------------
      rates are the maximum rates which employees would be required to pay. They reflect an eighty-five/fifteen (85/15) cost sharing arrangement between the Company and its employees.

      PRE-TAX Account: The Company will continue to provide a pre-tax health
      ---------------
      care contributions account for employees to reduce their taxable income by the amount of their health care contribution.

      GENERAL BENEFIT PROVISIONS:
      --------------------------
          .  The lifetime maximum medical benefit is no less than $1,000,000.

          . Mandatory utilization review will be instituted for a variety of in-patient and out-patient services. Employees who fail to receive the appropriate pre-authorization for these services will receive a fifty percent (50%) penalty, in lieu of the stated reimbursement.

          . All benefits are subject to the deductible and/or co-pay plus percentage, thereby eliminating any first dollar coverage.

          .  An orthodontic benefit of $1,500 is provided.

          .  A dental PPO is established.

          . A hearing aid benefit of $500 every five (5) years is for the employee only.

      Mid Level and HMO OPTIONS:
      -------------------------
      The Company will continue to permit employees to select between health care plan options offered in Tier One except for the NPC Self-Funded Plan:

      Mid Level Plan Option:

      This option will provide an employer premium that is between the highest level plan and the HMO offered option.

      Open enrollment period will take place as of August 1, 1998 and every 12 months thereafter.

      HMO Option:

      HEALTH MAINTENANCE ORGANIZATION: The Company will continue to permit
      -------------------------------
      eligible employees to enroll in a Health Maintenance Organization plan
      (HMO) for the purpose of providing comprehensive medical and prescription drug coverage.

                                   Page #46

14.10 JOB INCURRED INJURIES/SALARY PROTECTION: Any employee who suffers a job incurred injury during the term of this Agreement and who is awarded temporary total compensation benefits as defined in the Nevada Industrial Insurance Act shall receive supplemental disability payments in such amounts and under such conditions as described below:

          . The combined amount of disability compensation to which the employee is entitled under any federal, state, and local law, and from the Company shall not exceed the percent of the employee's weekly earnings, from the table listed below, where such earnings are computed at the employee's regular rate for a forty (40) hour, seven
            (7) day period.

          . Supplemental payments shall be made for the first day recognized by the Workers Compensation Insurance Plan and shall terminate with the date of the last day of disability recognized by the Workers Compensation Insurance Plan, as evidenced by the remittance portion of the disability check from the Workers Compensation Insurance Plan, which must be presented to the Company, for a maximum period of benefits as defined in the following schedule of benefits, for any one accident regardless of the various periods of disability which may be compensated for the one accident.

                                       MAXIMUM           PERCENT OF
                    LENGTH            PERIOD OF             BASE
                  OF SERVICE          BENEFITS            EARNINGS
                  ----------          --------            --------

                  6 months            13 weeks               55
                  5 years             26 weeks               60
                  10 years            52 weeks               65
                  15 years            60 weeks               70
                  20 years            65 weeks               75

          . For a job incurred disability of less than five (5) days which does not qualify for Workers Compensation Insurance Plan compensation, employees must use any accrued sick leave, and upon exhaustion of such accrued sick leave shall receive disability benefits as defined above. Any medical absence of five (5) calendar days or more related to a work related injury or illness will only be paid by the Workers Compensation Plan; not with accrued sick leave.

          . No supplemental disability payments shall be made for any disabling accident caused by the injured employee's violation of any safety rule.

          . Any employee who performs activities for which compensation is received or which exceed the scope of the prescribed physical limitation pertaining to such disability while receiving disability compensation described in this section, shall forfeit his entitlement to all disability benefits and his employment shall be terminated.

                                   Page #47

14.11 JOB INCURRED INJURY/PARTIALLY DISABLED EMPLOYEES: When, in the opinion of the Company's doctor after consultation with the employees' doctor, regular employees with at least one (1) year of Company service cannot perform their regular work because of partial disability, but can perform other work, the following plan shall be applicable:

      Each case shall be considered on its merits by a committee consisting of the Business Manager of the Union and the Director of Employee Relations, or their designated representative, and two (2) additional members, one
      (1) of whom shall be designated by the Union and the other by the Company. The committee shall have the authority to waive the seniority and bidding provisions of this Agreement in order to place the disabled employee, and it shall determine the seniority rights of such employee. This committee may call on anyone who may be able to furnish pertinent information.

      In no event will this Article apply if the employee's disability occurs while self-employed or working for others, for remuneration (except on Union business), or is involved in misconduct or an extreme violation of Company safety rules.

      The panel shall complete an evaluation of the type of work the employee is able to perform or may be able to perform in the future. Evaluation of the employee's capabilities may include but shall not be limited to a physical examination and doctors' reports, the employee's physical and mental ability, willingness to work, and trainability.

      Depending upon the evaluation of the employee and where necessary and practical, the Company shall provide job related education and training. The panel shall also conduct periodic review of these cases to determine if an employee's condition has changed; if the employee's condition has changed, the panel will reevaluate the employee's job assignment.

      The panel will determine the job classification which is appropriate for the work the employee is able to perform, as well as the proper pay rate, taking into account the new classification pay rate or the rate indicated on the following schedule, whichever is greater.

      Years Of Company Service               A Pay Rate That Is Not Less Than
      ------------------------               --------------------------------
        1 to 4 years inclusive                  70% base rate when injured
       5 to 14 years inclusive                  80% base rate when injured
      15 to 24 years inclusive                  85% base rate when injured
             25 years and over                  90% base rate when injured

      As long as such employee is paid more than the maximum rate for the job classification in which the employee is placed, the employee shall receive only fifty (50) percent of any base wage increase or lump sum payment in lieu of a base wage increase. Such fifty (50) percent shall be calculated on the employee's personal rate at the time of the increase.

      The placing of a disabled employee in a different job shall not constitute an increase in the Company's normal work force. However, the Company may temporarily increase the number of authorized positions to accommodate an individual when a future vacancy is clearly defined and recognizable.

                                   Page #48

      If the committee is unable to place an individual in accordance with these provisions they would be eligible for vocational rehabilitation training, and benefits through the State Industrial Insurance System. Upon this determination, the individual's employment with the Company will be terminated, and any accrued benefits will be paid at the time of termination.

      The parties agree that the provisions of this Article may be suspended with sixty (60) days written notice, documenting the reasons for this request and the interests which would need to be addressed for the continuance of this program.

14.12 SHORT TERM DISABILITY BENEFIT: A regular employee, or a temporary employee who has worked more than one thousand forty (1040) straight time hours who shall suffer any disabling illness or injury while not in work status, shall be entitled to disability payments in such amounts and under such conditions as described herein:

          . An eligible employee shall be entitled to receive payments not to exceed the percent of the employee's weekly straight time earnings, such earnings to be computed on the employee's regular rate for a forty (40) hour, seven (7) day period, for a maximum period of benefits at the percent of earnings as defined in the following schedule of benefits.

                                    MAXIMUM         PERCENT OF
                   LENGTH          PERIOD OF           BASE
                 OF SERVICE        BENEFITS          EARNINGS
                 ----------        --------          --------

                  6 months*        13 weeks             55
                   5 years         26 weeks             60
                  10 years         52 weeks             65
                  15 years         60 weeks             70
                  20 years         65 weeks             75

          * Employees in this category may be granted up to thirteen (13) additional weeks of leave without pay for continued disability.

          . No disability payments for an illness shall be made until at least a three (3) days waiting period has been observed, however, an employee must use accrued sick leave to satisfy the waiting period or to extend the waiting period to the maximum of the amount of accrued sick leave.

          . Any female employee who becomes pregnant and is unable to work shall be entitled to disability benefits under this Article, as described above, subject to the following conditions. She must present a document from her attending physician saying that she is under the doctor's care because of the pregnancy and is unable to work. The period of the disability shall begin at least three (3) days after the attending physician declares the employee disabled and shall end when the employee is no longer disabled as determined by the attending physician. Pregnant employees must use all accumulated sick leave before disability payments will start. A female employee will not be eligible for pregnancy related disability

                                   Page #49
            benefits except for her own disability. An employee who is on maternity leave and recovering from disability may request to have her leave extended for up to three (3) months after termination of pregnancy for child care or other reasons.

          . Any employee who performs activities for which compensation is received or which exceed the scope of the prescribed physical limitation pertaining to such disability while receiving disability compensation described in this section, shall forfeit their entitlement to all disability benefits and their employment shall be terminated.

          . Any employee who returns to work in a light-duty status from short-term disability will not create a new benefit eligibility until they have had a full-duty release and worked for thirty (30) calendar days from the time of that release. If an employee returns to short-term disability without satisfying this requirement, their short-term disability benefit will reflect their prior usage and continue until expiration of such benefits.

          . Any employee who is unable to perform the duties of their position as a result of a non-job-incurred injury, would be considered for any vacancy for which they are qualified. If awarded a position in accordance with Article 7 (SENIORITY AND PROMOTIONS), the employee would receive the appropriate rate of pay for that position.

          . Any employee that exhausts their short-term disability benefit and is unable to return to work at that time, may request one unpaid leave of absence for up to ninety (90) days to allow time for further recuperation or possible vacancies for which they are qualified. Such employees will be allowed to continue their medical coverage at the appropriate COBRA rate for this period of time. If this individual is unable to return to work at the expiration of this unpaid leave, their employment with the Company will be terminated and all accrued benefits will be paid at the time of termination.

14.13 RETIREMENT BENEFIT: The Nevada Power Company Retirement Plan, a defined benefit pension plan bearing No. 003, including the amendments dated March 5, 1980, shall be incorporated by reference into this Agreement. The Company has, since January 1, 1976, been paying the entire cost of this retirement plan. All participants in the pension plan which was in effect before January 1, 1976, have and are guaranteed all accrued benefits under that pension plan as computed on December 31, 1975.

      Effective February 1, 1990, the pension plan was amended to delete the provision that the selection of a surviving spouse benefit will revert to a single life annuity if the spouse predeceases the retired employee.

      Effective February 1, 1994, the pension plan was improved to provide for early retirement benefit reductions of 5% per year from age sixty-two
      (62).

      Effective January 1, 1989, the pension plan was changed from a social security offset plan to a step rate plan. Effective February 1, 1998, the formula for calculating benefits will be 1.35% of final five-year average earnings up to Social Security Covered Compensation, plus 1.8% of final five-year average

                                   Page #50
     earnings exceeding covered compensation, times service up to 35 years, plus 1.35% of final five-year average earnings, times service over 35 years. For this purpose, final five-year average earnings is the average of the highest sixty (60) consecutive months of earnings.

     Effective February 1, 2001, the formula for calculating benefits will be 1.365% of final five-year average earnings up to Social Security Covered Compensation, plus 1.8% of final five-year average earnings exceeding covered compensation, times service up to 35 years, plus 1.365% of final five-year average earnings, times service over 35 years. For this purpose, final five-year average earnings is the average of the highest sixty (60) consecutive months of earnings.

     Effective February 1, 1987, entry into the pension plan shall be on the first day of the month coincident with, or following completion of one year of service and attainment of age twenty-one. Participants in the plan prior to February 1, 1987, shall enter the plan on the first day of the month coincident with, or following completion of one (1) year of eligibility service and attainment of age twenty-one, unless those participants had declined enrollment under the eligibility rules in effect when they had first become eligible.

     Effective February 1, 1987, vesting service shall be measured from the employee's date of hire or age eighteen, whichever is later. The Company shall make such modifications in the plan as may be required by 1) the Internal Revenue Service in order to qualify said benefits under the applicable provisions of the Internal Revenue Code and/or related rules and regulations; or 2) any other governmental agency having jurisdiction. Other modifications may be made as needed but in no event shall any benefits be reduced during the term of this Agreement.

     Effective February 2, 1998, all sick leave accrued at time of retirement will be added to the years of service for fully vested participants only.

          -----------------------------------------------------------
                                    Example
                                    -------

          If an employee retires June 5, 1998 and has 400 hours of sick leave on the books, the calculation would be as follows:
          4. They would still officially leave the company on June
             5/th/.
          5. When the pension is calculated, it would be increased to read that they received income until August 14, 1998 (400 hours divided by 8 hours a day equals 50 days).
          6. The employee would receive a pension calculated through August 14, 1998.
          -----------------------------------------------------------

14.14 401(K) CONTRIBUTION/COMPANY MATCH: In accordance with 401(k) documentation, effective January 1, 1999, the Company will provide a matching contribution of 55 cents of the employee's contribution, to a maximum of 7% of gross income, to the Nevada Power Company 401(k) plan. Company contributions will be invested in Nevada Power Company stock.

       Effective on February 1, 1999, the Company will provide a matching contribution of 60 cents of the employee's contribution, to a maximum of 7% of

                                   Page #51
       gross income, to the Nevada Power Company 401(k) plan. Company contributions will be invested in Nevada Power Company stock.

       Effective on January 31, 2000, the Company will provide a matching contribution of 60 cents of the employee's contribution, to a maximum of 8% of gross income, to the Nevada Power Company 401(k) plan. Company contributions will be invested in Nevada Power Company stock.

       Effective on January 29, 2001, the Company will provide a matching contribution of 65 cents of the employee's contribution, to a maximum of 8% of gross income, to the Nevada Power Company 401(k) plan. Company contributions will be invested in Nevada Power Company stock.

14.15 ACCIDENTAL LIFE INSURANCE: All employees covered by this Agreement will be covered by an accidental death and dismemberment policy in the amount of $50,000. This policy shall apply only when an employee is a passenger in an aircraft either fixed wing or helicopter, and while traveling on Company business. Benefits from this policy shall be in addition to any other insurance plan.

14.16 LONG-TERM DISABILITY INSURANCE: The Company will provide a long term disability (LTD) plan, to extend disability benefits at a reduced rate upon termination of benefits described in Article 14.2 (JOB INCURRED INJURIES/SALARY PROTECTION) or 14.4 (SHORT TERM DISABILITY BENEFIT) above. Premiums for such coverage will be paid for by the employee, through payroll deduction. All administrative expenses, exclusive of carrier expense normally absorbed in the rates, will be borne by the Company.

                                   Page #52

                                ARTICLE NO. 15
                               Leaves of Absence

15.1 SHORT TERM LEAVES: Provided the needs of the Company will permit, time off without pay for any period of thirty (30) calendar days or less may be granted employees upon a written application to their department head showing good and sufficient reason for such request. This shall not be construed as a leave of absence without pay, as the term is used in this Agreement. A leave of absence without pay is defined as a period of authorized absence from service in excess of thirty (30) days.

15.2 JUSTIFICATION: Leaves of absence shall be granted to regular employees for urgent substantial personal reasons, provided adequate arrangements can be made to take care of the employee's duties without undue interference with the normal routine of work. Leave will not be granted if the purpose for which it is requested may lead to the employee's resignation.

15.3 DURATION: A leave shall commence on and include the first work day on which an employee is absent and terminate with and include the work day preceding the day the employee's leave expires. The conditions under which an employee shall be restored to employment on the termination of his leave of absence shall be clearly stated by the Company on the form on which application for leave is made.

15.4 SENIORITY: Except as otherwise provided herein, an employee's seniority shall not accrue while on leave without pay. However, an employee's status as a regular employee shall not be impaired by a leave of absence. Any period of authorized absence without pay for thirty (30) days or less shall not affect an employee's seniority status. Upon return from leave, an employee shall return to regular status.

15.5 UNION OFFICE: The Company shall, at the request of the Union, grant a leave of absence without pay for four (4) years or less to an employee who is appointed or elected to any office or position in the Union whose services are required by the Union. The seniority of an employee who is granted a leave of absence under the provisions of this Section shall accrue during the period of such leave. Upon mutual agreement with the Union, the Company may extend the leave of the incumbent for additional terms up to four (4) years per request. The Company will provide medical coverage for this individual at the single coverage rate. This individual must make the established monthly employee contribution for health coverage.

15.6 PUBLIC OFFICE: Employees elected or appointed to public office shall be granted a leave of absence for the duration of such appointment or election. Such absence shall not affect accrual rates for seniority purposes; however, sick leave and vacation shall not accrue during this period and group medical benefits shall be paid by the employee at the Company's current premium rate.

                                   Page #53

15.7 MILITARY LEAVE: A leave of absence shall be granted to employees who enter the armed forces of the United States, however, any such leave of absence and the reinstatement of any such employee shall be subject to the terms of the Selective Training and Service Act of 1940, as amended. Employees who are members of the armed services who are drafted and are called to active duty shall accrue Company seniority while they are absent on military duty.

       A regular employee, or a temporary employee who has worked more than one thousand forty (1040) straight time hours, who is a member of the armed forces reserve units, or the National Guard, and who is required to attend annual training sessions, will be granted a leave of absence for the duration of such assignment. In addition, the Company will pay such employee the amount, if any, by which the remuneration received from the government is less than the base straight time earnings the employee would have received for the same period, not to exceed eighty (80) hours in a calendar year. Such items as subsistence, travel, uniform and other allowances will not be included in computing the remuneration received from the government. The Company will require satisfactory evidence of attendance and remuneration received.

15.8 FAILURE TO RETURN FROM LEAVE: If employees fail to return immediately on the expiration of their leave of absence, or if they accept other employment while on leave, they shall forfeit the leave of absence and terminate their employment with the Company.

15.9 FUNERAL LEAVE: A regular employee, or a temporary employee who has worked more than one thousand forty (1040) straight time hours, who is absent from duty due to a death in the employee's immediate family will be excused without loss of regular pay for the time required not to exceed thirty-six (36) hours for making funeral arrangements and attending the funeral, provided the employee attends the funeral, furnishes a death certificate to the payroll department within thirty (30) days. Additional time may be taken to insure four working days off; any hours in excess of 36 hours can be taken as vacation or personal time off without pay. Immediate family shall mean the employee's grandparents, mother, father, step-mother, step-father, brother, sister, spouse's grandparents, spouse's parents, spouse's children, spouse, son, daughter, or grandchildren.

15.10 JURY DUTY: When regular employees, or temporary employees who have worked more than one thousand forty (1040) straight time hours, are absent from work in order to serve as a juror or to report to the court in person in response to a jury duty summons or to report for jury examination, they shall be granted pay for those hours spent in such service during their regular work day or regular work week less the fee or other compensation paid them with respect to such jury duty. Employees shall furnish the Company with a statement from an officer of the court setting forth the time and days on which they reported for jury duty and their compensation due or received for jury duty.

                                   Page #54

15.11 SUBPOENA: If employees are absent from work, in order to serve as a witness in a case in a court of law to which they are not a party, either directly or as a member of a class action suit, and where such absence is in response to a legally valid subpoena or its equivalent, the employee shall be granted leave with pay for those hours for which the employee is absent from work during the employee's regularly scheduled working hours, provided the employee submits evidence of such service as a witness, detailing the time required to testify.

15.12 FAMILY LEAVE: Employees who are eligible for benefits but have less than one year of service with the Company are entitled to forty-five (45) calendar days of unpaid family leave to use for the birth or adoption of a child. Vacation pay may be used for a portion of this leave of absence but will not extend the leave to more than forty-five (45) days.

15.13 FAMILY AND MEDICAL LEAVE: Employees who are eligible for benefits and have one year or more of Company service may be entitled to twelve (12) weeks of unpaid leave in accordance with the Federal Family and Medical Leave Act of 1993.

                                   Page #55

                                ARTICLE NO. 16
                              General Provisions

16.1 SUPERVISORY RESPONSIBILITIES IN EMERGENCY CONDITIONS: It is the intention of the Company that supervisors shall generally confine their activities to the supervision of the work or operations being performed. In certain instances, should emergency conditions arise, it may be necessary for them to perform those tasks normally assigned to bargaining unit employees. Under ordinary circumstances, such instances will very rarely occur, but since the safety of personnel or Company property may be in jeopardy, it must remain management's prerogative to determine when conditions require the actions described above.

       In the same manner it is the intention of management that the "chain of command" be adhered to, by both supervisors and bargaining unit employees. However, in the case of emergencies, there will be occasions when it may be necessary for a senior supervisor to bypass normal chain of command in order to prevent difficulties. Common sense and good judgment must be exercised in applying these paragraphs.

16.2 NEW CLASSIFICATIONS/WAGES: Any new rate covering work normally performed by employees within the bargaining unit shall first be discussed with the Union and the rate established for such work shall be that mutually agreeable to both parties.

16.3 REMOVING LETTERS OF DISCIPLINE: Any employee who receives a written letter of reprimand which is a part of the personnel file maintained in the Company's Human Resources office, may, after three (3) years from the date of such letter, request in writing to have the letter removed. Upon such written request, the Company shall remove the letter and return it to the employee. If the behavior that warranted the letter has changed or been corrected, the employee's current supervisor can remove the letter from the employee's personnel file by documenting this change in behavior and providing written authorization to human resources.

16.4 FACILITIES: The Company will provide on its premises clean, sanitary and reasonably comfortable rest and wash rooms, including first aid cots for female employees, together with a proper place for storing lunches carried by employees, and reasonably safeguarding employee's out-of-door clothing and necessary personal effects on the Company's property during the time employees are on duty. The Union agrees to cooperate with the Company in the maintenance of these facilities.

16.5 HEALTH AND SAFETY: The parties hereto agree to cooperate in using all reasonable means to eliminate conditions of danger to either the general public, the Company or its employees. No employee shall knowingly engage in an unsafe act.

                                   Page #56

       Whenever it becomes necessary to employ day shift employees assigned to the Company's business offices, where security personnel are assigned, outside the normal work hours, and such work is during the hours of darkness, all arrivals and departures from Company owned parking facilities shall be observed and controlled by security personnel. Parking facilities shall, when possible, be adjacent to the Company's business offices.

       The Company agrees to furnish such safety devices and equipment including first aid kits, as may be reasonable and necessary for the health and safety of its employees, and the Union agrees, on behalf of the employees, that such equipment will be used.

16.6 LABOR/MANAGEMENT MEETINGS: The parties agree to hold periodic meetings to discuss matters which are covered by the Agreement. These meetings will be held on Company premises during work time and shall, where possible, be scheduled mutually each sixty (60) days. The number of employee attendees who are covered by the agreement shall be limited to the stewards and other employees reporting to the Company premises designated as the site of a particular meeting.

16.7 UPGRADE: When an employee relieves an employee of a higher classification, the employee shall receive the rate of pay for the higher classification for the time worked in the higher classification. However, an employee will not be upgraded when employees of that classification who normally report for work at the same location are able and available to do the work for which the upgrade is intended.

       All red circle employees when upgraded to Lead positions will receive a 5% wage increase for any time worked in this position.

       All employees when upgraded for an authorized training capacity will receive a 5% wage increase for any time worked in this position.

                                   Page #57

                                ARTICLE NO. 17
                               Term of Agreement

17.1 DURATION: This Agreement shall take effect on February 1, 1998, and shall continue in effect for the term February 1, 1998 to February 1, 2002, and shall continue in full force and effect from year to year thereafter unless written notice of termination shall be given by either party to the other at least sixty (60) days prior to the end of the then current term.

17.2 AMENDMENTS: If either party desires to amend this agreement, it shall give notice thereof to the other party at least sixty (60) days but not more than seventy (70) days, prior to the end of the then current term, and the party desiring to amend or revise this Agreement shall submit to the party so notified a detailed outline of the Articles and Sections to be amended or revised at the time the notice is given, except and unless otherwise mutually agreed to by the parties during this period of notice defined herein. Negotiations on the amendments or revisions shall take place, so far as possible, in the sixty (60) day period prior to the end of the then current term. Failure of the parties to agree on such proposed amendment or revision shall not cause termination of this Agreement unless either party has given notice of termination as provided in Section 1 above.

17.3 PROVISIONS IN CONFLICT WITH THE LAW: In the event that any provision of this Agreement shall at any time be made invalid by applicable legislation, or be declared invalid by any court of competent jurisdiction, such action shall not invalidate the entire Agreement, it being the express intention of the parties that all other provisions not made invalid shall remain in full force and effect.

17.4 CHANGE IN COMPANY STATUS: This Agreement shall be binding upon the successors and assigns of the Company, and no provisions, terms or obligations herein contained shall be affected, modified, altered or changed in any respect whatsoever by the consolidation, merger, sale, transfer, reorganization or assignment of the Company, or by any change in the legal status, ownership or management thereof.

17.5 EFFECTIVE DATE OF AGREEMENT: It is mutually agreed by and between the parties signatory hereto that the Agreement dated February 1, 1994, is superseded by this Agreement dated as of February 1, 1998. Except as otherwise expressly provided herein, the provisions of this Agreement shall be effective February 1, 1998.

                                   Page #58

In witness whereof, the parties hereto have executed this Agreement on Date February 1, 1999.

Local Union #396 of the International
Brotherhood of Electrical Workers (AFL-CIO)


________________________________________________________________________________
James C. Anzinger
Business Manager and
Financial Secretary, IBEW Local 396



________________________________________________________________________________
Gloria Banks Weddle
Vice President, Corporate Services
Nevada Power Company

                             NEGOTIATING COMMITTEE
                             ---------------------

                IBEW, Local No. 396              Nevada Power
                -------------------              ------------
                Jim Anzinger                     Gloria Banks Weddle
                Adam Morrison                    Dan Potter
                Jeff Ambuehl                     Gerald Mikesell
                Madeline Anzinger                Vanessa Farias
                John Caruso                      Trudy Haszlauer
                Helen Jenkins                    Flory Marzan
                Juan Samayoa                     Jose Villa

                                   Page #59

                                   EXHIBIT I
                          CLASSIFICATION DESCRIPTIONS
                                (Alphabetical)

ALTERNATE FIELD REPRESENTATIVE
Performs various assignments relating to Customer Field and Metering activities, including the duties of LGS Meter Reader, Field Service Representative and Meter Reader. May be required to perform semi-skilled work in the Meter Shop and other duties as assigned.

CUSTOMER SERVICE SPECIALIST
Performs very sophisticated clerical tasks which require extensive decision-making authority and independent judgment. Employees in this classification work in the following areas:

     . Head Cashier
     . Service Dispatching
     . LGS Billing
     . Control Analyst

CUSTOMER SUPPORT REPRESENTATIVE
Performs intermediate clerical tasks which require the use of typing and personal computer skills. Customer Contact and service skills will be used regularly, requiring a moderate degree of decision-making authority. Employees in this classification work in the following areas:

     . Commercial Office Support
     . PBX
     . Customer Credit and Accounting

FIELD SERVICE INVESTIGATOR
Performs specialized assignments relating to current diversion and meter tampering. Will perform technical investigations with established procedures on Company equipment; does not include instrument metering. Will be required to work closely with low voltage electricity, while investigating, with various testing equipment. Will be familiar with associated office equipment, and work with and have knowledge of other department's functions, relating to detection and billing. Will drive a Company vehicle and be assigned to the Department of Meter Validity.

FIELD SERVICE REPRESENTATIVE
Performs a variety of assignments related to the metering function on an individual basis as requested by the commercial department and customer service orders including, but not limited to, turn-ons and turn-offs, check readings, miscellaneous testing of electrical equipment, both customer and Company; drives Company vehicle, acts as field representative in limited capacity and does other related work as required.

                                   Page #60

LEAD
In the absence of appropriate supervision or when directed, leads, assists, and works with other departmental personnel to ensure the efficient operation of related activities. May be required to develop schedules, direct work assignments, prepare job related reports, complete other administrative duties, function in a customer or field service capacity, and perform other work as needed.

MAIL ROOM TECHNICIAN
Performs a variety of mail room functions related to overall mail processes and procedures. Pick up, sort and distribute all facets of Company mailings. Coordinate postal pick-ups, deliveries and courier services. Operate mail processing equipment. Responsible for receiving, processing and distributing materials for the Pearson Building. Reconcile mainframe billing with bills processed. Responsible for loading and programming mail machines to process billings; apply necessary postage, monitor and recommend stock levels of machine supplies. May be required to relieve Office Supplies Specialist and drive light vehicles. Performs other duties as assigned.

METER READER

Reads meters in Company service areas and records readings and miscellaneous information on proper forms. Indicates abnormal or unusual conditions relative to meters and facilities. Prepares reports and performs related duties as required. May be required to operate vehicle for Company. The ratio for part-time Meter Readers will be five (5) full-time employees for every one (1) part-time employee.

Meter Readers have the opportunity to be promoted to Alternate Field Representative positions with no bid process, provided prerequisites are met as follows: 1) One year of experience as a Meter Reader, 2) Basic Electricity Class, 3) Hand Tools Class, 4) Basic Math, and 5) satisfactory personnel record, no disciplinary action or at-fault safety/vehicle accidents in the past twelve
(12) months in the Human Resources file. Selections for those who satisfy these prerequisites will be made by Company seniority.

OFFICE SUPPLY SPECIALIST
Performs a variety of duties related to ordering, receiving, storing and issuing office supplies and materials and maintaining related inventories. Receives and distributes bulk items and materials delivered to the administrative offices. Maintains related files and performs other duties as assigned.

OFFICE SUPPORT REPRESENTATIVE
Performs elementary and repetitive clerical tasks, defined by minimal training requirements on applicable business machines and a lack of, or a minimal amount of office equipment and business software application utilization. Employees in this classification work in the following areas:

     . Payment Processing
     . Customer Credit and Accounting
     . Customer Information Center

                                   Page #61

REPROGRAPHIC TECHNICIAN
Will be responsible for the production of in-plant printed and copied material. Operates all printing plant equipment, including: lithograph machines, camera, lithograph plate makers, binding machines, type composing machines, photographic developing equipment, offset 2 color presses, offset 1 color presses, collators, plate developer, power cutter, electric hole puncher, electric stitcher, PMT developer, dark room dryer, jogging machine, padding machine, light table for stripping, computerized copying equipment, laminators and folding equipment. Is responsible for maintaining machines in clean and operating condition and will make some maintenance adjustments to the equipment. Will maintain control over printing plant and copying supplies and will perform all related duties as required.

RETAIL CUSTOMER REPRESENTATIVE
Performs fairly sophisticated clerical functions defined by regular application of office equipment and business software systems. Extensive customer interaction and a significant degree of decision-making authority is required. Employees in this classification work in the following areas:

     . Customer and Field Operations
     . Customer Information Center
     . Districts
     . Material Management
     . Customer Credit and Accounting (Edit, Carry File, Collections functions)

RETAIL OPERATIONS REPRESENTIVE
Responsible for support of customer product/service development. Coordinates and schedules internal/external contractors, suppliers and customers. Extensive marketing functions including but not limited to: contacting customers, contractors, financial institutions, credit reports, suppliers and sales. Performs sophisticated functions defined by regular application of office equipment, business software systems and financial reconciliations. Prepares reports and performs other duties as required.

TRAINING ASSISTANT
Assists management and the Customer Service Training Department by identifying training needs, participating in job/task analyses, providing small group and/or one-on-one and just-in-time training support, and actively participating in planning the Training Assistant In-Service Program. Responsible for performing regular Customer Service functions and working with training staff on training goals and self-development in training capacity. This position will support the Customer Service Department including, but not limited to: Telephone Service Operations, Meter Reading, and the commercial offices. May be required to work various shifts and at various locations.

                                   Page #62

                                  EXHIBIT II
                       SCHEDULE OF WAGE RATES/ TIER ONE
                Employees Hired On or Before November 18, 1998

                                    EFFECTIVE EFFECTIVE EFFECTIVE   EFFECTIVE
CLASSIFICATIONS:                     2/2/98    2/1/99   1/31/2000   1/29/2001
                                     ------    ------   ---------   ---------

CUSTOMER SERVICE

Customer Service Specialist           16.54     17.04       17.55       18.08

Lead Retail Customer Representative

                                      16.34     16.83       17.33       17.85
Red Circle                            16.93     17.44       17.96       18.50

Training Assistant - TSO              16.93     17.44       17.96       18.50

Retail Customer Representative

     First six months                 13.61     14.02       14.44       14.87
     Next six months                  14.10     14.52       14.96       15.41
     Next six months                  14.59     15.03       15.48       15.94
     Next six months                  15.07     15.52       15.99       16.47
     Thereafter                       15.56     16.03       16.51       17.01
     Red Circle                       16.07     16.55       17.05       17.56

Retail Operations Representative

     First six months                 13.61     14.02       14.44       14.87
     Next six months                  14.10     14.52       14.96       15.41
     Next six months                  14.59     15.03       15.48       15.94
     Next six months                  15.07     15.52       15.99       16.47
     Thereafter                       15.56     16.03       16.51       17.01
     Red Circle                       16.07     16.55       17.05       17.56

                                   Page #63

                                    EFFECTIVE EFFECTIVE EFFECTIVE   EFFECTIVE
CLASSIFICATIONS:                     2/2/98    2/1/99   1/31/2000   1/29/2001
                                     ------    ------   ---------   ---------

Lead Customer Support Representative

                                      15.56     16.03       16.51       17.01
     Red Circle                       16.93     17.44       17.96       18.50

Customer Support Representative

     First six months                 11.18     11.52       11.87       12.23
     Next six months                  11.89     12.25       12.62       13.00
     Next six months                  12.60     12.98       13.37       13.77
     Next six months                  13.31     13.71       14.12       14.54
     Next six months                  14.03     14.45       14.88       15.33
     Thereafter                       14.76     15.20       15.66       16.13
     Red Circle                       16.07     16.55       17.05       17.56

Office Support Representative

     First six months                  9.44      9.73       10.02       10.32
     Next six months                  10.23     10.54       10.86       11.19
     Next six months                  11.02     11.35       11.69       12.04
     Next six months                  11.81     12.16       12.52       12.90
     Thereafter                       12.60     12.98       13.37       13.77
     Red Circle                       13.72     14.13       14.55       14.99
     Red Circle                       14.76     15.20       15.66       16.13
     Red Circle                       16.07     16.55       17.05       17.56

                                   Page #64

                                    EFFECTIVE EFFECTIVE EFFECTIVE   EFFECTIVE
CLASSIFICATIONS:                     2/2/98    2/1/99   1/31/2000   1/29/2001
                                     ------    ------    --------   ---------

METER READING

Lead Meter Reader                     17.20     17.72       18.25       18.80

Meter Reader

     First three months               11.63     11.98       12.34       12.71
     Next three months                11.76     12.11       12.47       12.84
     Next six months                  11.96     12.32       12.69       13.07
     Next six months                  12.37     12.74       13.12       13.51
     Next six months                  12.78     13.16       13.55       13.96
     Next six months                  13.24     13.64       14.05       14.47
     Next six months                  13.67     14.08       14.50       14.94
     Next six months                  14.18     14.61       15.05       15.50
     Thereafter                       14.76     15.20       15.66       16.13
     Red Circle                       16.30     16.79       17.29       17.81
     Red Circle                       17.41     17.93       18.47       19.02
     Red Circle                       17.80     18.33       18.88       19.45

Training Assistant - Meter Reading

                                      17.20     17.72       18.25       18.80

                                   Page #65

                                    EFFECTIVE EFFECTIVE EFFECTIVE   EFFECTIVE
CLASSIFICATIONS:                     2/2/98    2/1/99   1/31/2000   1/29/2001
                                     ------    ------   ---------   ---------

FIELD SERVICE

Lead Field Service Investigator

                                      20.66     21.28       21.92       22.58
     Red Circle                       21.54     22.19       22.86       23.55

Field Service Investigator

     First six months                 16.71     17.21       17.73       18.26
     Next six months                  17.44     17.96       18.50       19.06
     Next six months                  18.11     18.65       19.21       19.79
     Thereafter                       18.78     19.34       19.92       20.52
     Red Circle                       20.44     21.05       21.68       22.33

Lead Field Service Representative

                                      20.36     20.97       21.60       22.25
     Red Circle                       21.26     21.90       22.56       23.24

Field Service Representative

     First six months                 16.43     16.92       17.43       17.95
     Next six months                  17.16     17.67       18.20       18.75
     Next six months                  17.83     18.36       18.91       19.48
     Thereafter                       18.50     19.06       19.63       20.22
     Red Circle                       20.16     20.76       21.38       22.02
     Red Circle                       20.36     20.97       21.60       22.25
     Red Circle                       21.13     21.76       22.41       23.08

Alternate Field Representative

                                      16.12     16.60       17.10       17.61

                                   Page #66

                                    EFFECTIVE EFFECTIVE EFFECTIVE   EFFECTIVE
CLASSIFICATIONS:                     2/2/98    2/1/99   1/31/2000   1/29/2001
                                     ------    ------   ---------   ---------

REPROGRAPHIC SERVICES

Reprographic Technician

     First six months                 13.61     14.02       14.44       14.87
     Next six months                  14.10     14.52       14.96       15.41
     Next six months                  14.59     15.03       15.48       15.94
     Next six months                  15.07     15.52       15.99       16.47
     Thereafter                       15.56     16.03       16.51       17.01
     Red Circle                       16.07     16.55       17.05       17.56
     Red Circle                       17.80     18.33       18.88       19.45
     Red Circle                       19.09     19.66       20.25       20.86

MAIL ROOM & RECEIVING

Office Supply Specialist

     First six months                 13.61     14.02       14.44       14.87
     Next six months                  14.10     14.52       14.96       15.41
     Next six months                  14.59     15.03       15.48       15.94
     Next six months                  15.07     15.52       15.99       16.47
     Thereafter                       15.56     16.03       16.51       17.01
     Red Circle                       16.07     16.55       17.05       17.56
     Red Circle                       21.73     22.06       22.39       22.73

Mail Room Technician

     First six months                 11.18     11.52       11.87       12.23
     Next six months                  11.89     12.25       12.62       13.00
     Next six months                  12.60     12.98       13.37       13.77
     Next six months                  13.31     13.71       14.12       14.54
     Next six months                  14.03     14.45       14.88       15.33
     Thereafter                       14.76     15.20       15.66       16.13
     Red Circle                       16.07     16.55       17.05       17.56

                                   Page #67

                                 EXHIBIT II-A
                       SCHEDULE OF WAGE RATES - TIER TWO
                 Employees Hired On or After November 19, 1998

                                    EFFECTIVE EFFECTIVE EFFECTIVE  EFFECTIVE
CLASSIFICATIONS:                     2/2/98    2/1/99   1/31/2000  1/29/2001
                                     ------    ------   ---------  ---------

CUSTOMER SERVICE

Customer Service Specialist           13.99     14.41       14.84      15.29

Retail Customer Representative
Office Supply Specialist
Reprograhic Technician

   First six months                    9.75     10.04       10.34      10.65
   Next six months                    10.61     10.93       11.26      11.60
   Next six months                    11.47     11.81       12.16      12.52
   Next six months                    12.33     12.70       13.08      13.47
   Thereafter                         13.19     13.59       14.00      14.42

Customer Support Representative
Mail Room Technician

   First six months                    8.06      8.30        8.55       8.81
   Next six months                     8.80      9.06        9.33       9.61
   Next six months                     9.57      9.86       10.16      10.46
   Next six months                    10.36     10.67       10.99      11.32
   Next six months                    11.33     11.67       12.02      12.38
   Thereafter                         12.48     12.85       13.24      13.64

                                   Page #68

                                    EFFECTIVE EFFECTIVE EFFECTIVE  EFFECTIVE
CLASSIFICATIONS:                     2/2/98    2/1/99   1/31/2000  1/29/2001
                                     ------    ------   ---------  ---------

CUSTOMER SERVICE

Meter Readers

   First three months                 10.50     10.82       11.14      11.47
   Next three months                  10.88     11.21       11.55      11.90
   Next six months                    11.26     11.60       11.95      12.31
   Next six months                    11.64     11.99       12.35      12.72
   Next six months                    12.02     12.38       12.75      13.13
   Next six months                    12.40     12.77       13.15      13.54
   Next six months                    12.78     13.16       13.55      13.96
   Next six months                    13.16     13.55       13.96      14.38
   Thereafter                         13.50     13.91       14.33      14.76

FIELD SERVICE

Alternate Field Representatives

   First six months                   14.37     14.80       15.24      15.70
   Next six months                    15.25     15.71       16.18      16.67
   Thereafter                         16.12     16.60       17.10      17.61

                                   Page #69

                                  EXHIBIT III

                International Brotherhood of Electrical Workers
                              Local Union No. 396

                            CHECK OFF AUTHORIZATION

     I, _________________________________________________, herewith authorize
               (print name)         (employee no.)
Nevada Power Company to deduct initiation and/or reinstatement fees and monthly dues owing to the Union, in accordance with the Constitution and By-Laws of the Union, and direct such amounts so deducted be sent to the Secretary-Treasurer of the Union for and on my behalf.

     When the full amount of the initiation or reinstatement fee has been withheld from my earnings, such authorization for deduction of initiation or reinstatement fee only shall be null and void, and shall thereafter have no further force or effect.

     This authorization shall be irrevocable for the period of the applicable agreement between the Union and the Company, or for one (1) year, whichever is lesser, and shall automatically renew itself for successive yearly or applicable agreement periods thereafter, whichever is lesser, unless I give written notice to the Union, registered, Return Receipt Requested, of my desire to revoke the same. The Union will notify the Company on a biweekly basis if necessary of those employees who wish to revoke this deduction; such deductions will cease in the pay period following receipt of such notice from the Union.

     It is recognized that neither the Company nor the Union shall be under any liability to me, the undersigned, with respect to the deductions provided herein.

     Signed ____________________________________________________________________
     Date ______________________________________________________________________

                                   Page #70

                                  EXHIBIT IV
                             SICK LEAVE AGREEMENT

INTRODUCTION
The Union agrees to share the responsibility in protecting the sick leave plan from abuses by any of its members, recognizing that the plan is intended to provide pay coverage under situations of actual need.

MEDICAL ATTENTION
Sick leave may be used for obtaining medical information or treatment including exams or treatments for care of the eyes or teeth of eligible employees. Such absences should be approved in advance where possible and limited to the time necessary for treatment or examination or recovery.

ALCOHOL AND DRUG ABUSE
An employee who seeks professional treatment to correct a problem of excessive use or dependence on an alcohol or other controlled substances will be placed on medical leave of absence for such treatment. Available unused sick leave may be used while under professional treatment. Arrangements for treatment must be made with the EAP Provider and the Company and such treatments will be kept as confidential as possible. Employees who receive such treatment will be expected to observe all conditions and attend all meetings which are required as part of the total rehabilitation program. Evidence of abstinence may be required as a follow-up and negative findings may result in termination.

                                   Page #71

                                   EXHIBIT V
                          TEMPORARY LAYOFF PROVISIONS

The following provisions shall apply relative to a temporary layoff, as referenced in Article 5.4 (LAYOFF PROVISIONS):

NOTIFICATION: Should the Company initiate a temporary layoff, affected employees shall be notified in writing as soon as possible, and will have three (3) days to indicate their interest for consideration in the layoff.

ELIGIBILITY: Temporary layoffs, out of line of seniority, shall be strictly voluntary. If there are more volunteers than needed within a classification, selection shall be determined by highest Company seniority of the interested employees. If there are no volunteers, the Company shall explore other alternatives that may satisfy the temporary layoff situation.

TIME FRAME: A temporary layoff shall be for the stated time period or less, as indicated in writing at the time of notification. If, during the temporary layoff, the Company recognizes that the layoff may extend beyond the original time frame, employees in layoff status shall be given the option to extend or return to work. If the temporary layoff ends before the stated time frame, employees will be notified immediately, and expected to return to work the next day unless other arrangements are approved by management.

PAY: Employees shall be paid approximately 70% of their current income, which includes income received from unemployment compensation as a result of the layoff. The following formula shall be used to calculate an employee's gross wages while on temporary layoff:

    Base rate  x  40 Hrs.  x  70% -  Unemployment Income  =  Weekly Gross Wages

For the purpose of this calculation, the unemployment compensation amount will be subtracted to arrive at gross wages even if the employee does not receive this benefit. The exception to this provision will be for the first week of the temporary layoff, when employees will be required to serve a waiting week for unemployment compensation. For this initial week, employees will be paid 70% of their base rate.

VACATION: No adjustment to vacation accrual shall be made during the first sixty
(60) calendar days of a temporary layoff. However, once the sixty (60) day period has elapsed, an employee's vacation accrual shall be adjusted and treated as any other leave, as outlined in Article 12.4 (VACATION ADJUSTMENTS). If employees are in layoff status and unable to use their vacation allotment for that year, the unused vacation shall be automatically carried over to the next year.

SICK LEAVE: Employees shall continue to accrue sick leave monthly, as if they were working. However, employees will not be eligible to use sick leave or short-term disability during the period for which they are on temporary layoff.

                                   Page #72

HOLIDAYS: Employees shall not be entitled to holiday pay while on temporary layoff. The only situation that would warrant holiday pay is if they began or were recalled from temporary layoff during the week of a holiday.

                                    EXAMPLE
                                    -------

           if the temporary layoff begins on tuesday of a week with a monday holiday, the employee would receive holiday pay for that day.

These provisions do not apply to the floating holiday, as the employee would be allowed to reschedule the day at a future time. If as a result of a temporary layoff, an employee is unable to schedule their floating holiday, they will be allowed to carry this holiday into the following year.

SENIORITY: An employee's seniority shall continue to accrue during the period of layoff.

BENEFITS: An employee's benefits shall remain the same during the period of layoff. Employees monthly contribution will be deducted from these bi-weekly checks.

PROMOTIONAL OPPORTUNITIES: Employees shall be eligible to indicate their interest in promotional opportunities that may arise during the period of layoff. However, they must individually assume the responsibility of meeting appropriate deadlines for consideration. Any employee awarded a promotion or transfer while on temporary layoff, will be returned to work immediately.

RECALL: Should the Company need to recall employees in a specific classification prior to the previously stated date, employees shall be recalled by Company seniority on a volunteer basis. If there are no volunteers to return, inverse seniority will be used to satisfy these requirements. Any issues delaying an employee's return to work will be addressed on an individual basis. However, the monetary benefits associated with a temporary layoff will end on the date of recall.

                                   Page #73

              Letters of Agreement Continuing to Remain in Effect

The following Letters of Agreement shall remain in force and be included in the Clerical Collective Bargaining Agreement which is effective February 1, 1998 and will continue to remain in effective through February 1, 2002.

     .    Letter of Agreement 14.4 (1988) -- Regarding Retirement
          Plans (Brimer/Gilliam)

     .    Letter of Agreement (1994) -- Discipline Relative to
          Tardiness and Attendance (Anzinger/Weddle)

     . Letter of Agreement (1994) - Injuries Relative to Dog Bites (Anzinger/Weddle)

     .    Letter of Agreement (1994) - Vacation/Sick Leave Bonus
          (Anzinger/Weddle)

     .    Letter of Agreement (1994) - Organization Study (Anzinger/Weddle)

     .    Letter of Agreement (1994) - Labor/Management Meetings
          (Anzinger/Weddle)

     .    Letter of Agreement (1994) - Work/Family Issues  (Anzinger/Weddle)

     .    Memorandum of Settlement (1995) - Part - Time Employees
          (Anzinger/Horvath)

     .    Letter of Understanding (1995) - Flex Scheduling (Anzinger/Potter)

     .    Letter of Agreement (1996) - Show of Interest (Anzinger/Potter)


Copies of these letters are provided on the next twelve pages, page #75 through #86.

                                   Page #74

May 20, 1988

Mr. James Brimer
International Brotherhood of
Electrical Workers, Local 396
3520 Boulder Highway

Las Vegas, NV 89121

LETTER OF UNDERSTANDING - ARTICLE 14.4
--------------------------------------

Dear Mr. Brimer:

Prior to January 1, 1976, employee participants in the Nevada Power Company Retirement Plan were required to contribute slightly less than 3% of their straight time earnings to defray the Company cost of retirement benefits. Effective January 1, 1976, the Company paid the full cost of the retirement benefits plan.

On January 1, 1988, twenty-eight (28) employees covered by the Clerical Collective Bargaining Agreement were active employees and had made contributions toward their retirement benefits. Records have been maintained on the amount of each of the twenty-eight (28) employees showing the accumulation of the direct contributions made by these employees and the earnings, through investments on their contributions through December 31, 1975. The Company has, in accordance with IRS regulations, agreed to credit the 12/31/75 account balances with five percent (5%) interest per year until disposition of these funds was made individually with each of these employees.

The Company has now agreed to standardize the retirement plans in the area of funding for retirement benefits. To standardize, the Company has agreed to return monies contributed prior to January 1, 1976, by the twenty-eight (28) employees to the employees plus earnings and interest at five percent (5%) per year if the employee requests return. The Company is permitting the selection of several options which are described in the following paragraphs:

OPTION I:     Participants in the Nevada Power Company Retirement and Thrift
EMPLOYEE      Plan actively employed on January 1, 1988, may elect to receive
--------
CONTRIBUTION  their employee contribution to the Plan, along with
------------        --------
              earnings and interest, computed at 5% per annum from January 1, 1976 through April 30, 1988. If the employee's contributions are withdrawn, the monthly benefit that is calculated using final average earnings, credited service and social security benefit will not be reduced.

                                   Page #75

OPTION II:    At the time of termination or retirement, Participants  in the
EMPLOYEE      Nevada Power Company  Retirement and Thrift Plan actively employed
--------
CONTRIBUTION  on January 1, 1988, may choose to leave their employee
------------                                                --------
              contributions in the Plan, along with earnings and interest computed at 5% per annum from January 1, 1976, until retirement or termination from Nevada Power Company and receive a lump sum payment of their employee account at that time. This withdrawal of the employee's contributions will not reduce his monthly benefit.
                                                ---

OPTION III:   At the time of termination or retirement, participants in Nevada
EMPLOYER      Power Company Retirement  and Thrift Planer actively employed on
--------
CONTRIBUTION  January 1, 1988, may elect to withdraw the employer contribution
------------                                             --------
              to the Plan which will include interest computed at 5% per annum from January 1, 1976, until the date of termination or retirement.
              This election will be available whether they have withdrawn the employee contribution in 1988 or at the time of termination. If the employer's contribution is withdrawn, the employee's annuity would be reduced by an equivalent amount calculated by accumulating the total employer account value with 5% interest to normal Retirement Date dividing by 120 and multiplying by the ratio of actual years of credited service to years of credited service at normal retirement.

OPTION IV:    Participants in the Nevada Power Company Retirement and Plan
EMPLOYER      actively employed elect to leave the employer's contribution in
--------
CONTRIBUTION  the Plan, along ted at 5% per annum from January 1, 1976, until the date. If the employer's contribution is not withdrawn, there will be no reduction of the employee's monthly benefit.

Very truly Yours,


s/Cynthia K. Gilliam

ACCEPTED:

s/James Brimer
Business Manager and Financial
Secretary, IBEW Local 396

                                   Page #76

January 6, 1994

Mr. James Anzinger
International Brotherhood of Electrical Workers, Local 396
3520 Boulder Highway
Las Vegas, NV  89121

LETTER OF UNDERSTANDING:
-----------------------

DISCIPLINE RELATIVE TO TARDINESS AND ATTENDANCE

Dear Mr. Anzinger:

Both the Company and Union recognize that having reliable employees with good attendance is central to achieving the Company's goals and mission. Both parties also recognize that the majority of employees have good attendance records and display a true commitment to their occupation and work groups. However, in an effort to assist those employees who may have an attendance problem and minimize the burden placed on fellow employees, the Company and Union have agreed to waive the time off the job (i.e. one (1) day suspension, three (3) day suspension) and document those steps of progressive discipline on paper only.

It is incumbent on both parties to communicate that although employees will not be subject to lost time, this should in no respect minimize the seriousness of this action. This agreement will remain in effect until February 1995, at which time the Company and Union will reconvene to discuss extending or discontinuing this agreement.

Very truly yours,


S/Gloria Banks Weddle
Vice President, Human Resources and Corporate Services

AGREED:

s/James Anzinger
Business Manager and Financial Secretary
IBEW Local


                                   Page #77

January 6, 1994

Mr. James Anzinger
International Brotherhood of Electrical Workers, Local 396
3520 Boulder Highway
Las Vegas, NV  89121

LETTER OF UNDERSTANDING:
-----------------------

INJURIES RELATIVE TO DOG BITE

Dear Mr. Anzinger:


During the negotiations of the Clerical agreement, which expires in May 1994, the Company and Union discussed meter reading injuries relative to dog bites. The Company and Union agreed to communicate and reinforce, with representative from the CIC and Commercial Offices, the importance of their initial contact with the customer in annotating relevant information regarding animals. The Company will endeavor to locate and provide a list of local attorneys who might be interested in representing employees negatively impacted by dog bites.

Very truly yours,


s/Gloria Banks Weddle
Vice President, Human Resources and Corporate Services

AGREED:

s/James Anzinger
Business Manager and Financial Secretary
IBEW Local 396

                                   Page #78

January 6, 1994

Mr. James Anzinger

International Brotherhood of Electrical Workers, Local 396
3520 Boulder Highway
Las Vegas, NV  89121

LETTER OF UNDERSTANDING:
-----------------------

VACATION/SICK LEAVE BONUS

Dear Mr. Anzinger:

During negotiations of the Plant agreement, which expires in February 1994, both the Company and Union recognize that our ability to succeed in a competitive environment is the result of effectively utilizing material and human resources. As such, in an effort to minimize increases in manpower resulting from scheduled time off, the Company and Union agreed to explore an additional option for consideration by employee's eligible for the vacation and sick leave bonus. Issues relative to a buy-out in the form of Company stock placed in the employee's 401K account, or cash, shall be discussed and addressed, including the possible tax ramifications.


Very truly yours,


s/Gloria Banks Weddle
Vice President, Human Resources and Corporate Services

AGREED:

s/James Anzinger
Business Manager and Financial Secretary
IBEW Local 396

                                   Page #79

January 6, 1994

Mr. James Anzinger

International Brotherhood of Electrical Workers, Local 396
3520 Boulder Highway
Las Vegas, NV  89121

LETTER OF UNDERSTANDING:
-----------------------
ORGANIZATION STUDY


Dear Mr. Anzinger:

In May of 1993, the Board of Directors provided the necessary approval for the Company to begin on an Organization Study. This study has provided us with an opportunity to take a fresh look at Nevada Power Company, assess the way our work is organized to provide faster, more efficient service to our customers, and evaluate the way we communicate with each other to resolve problems more efficiently.

During the negotiations of the Clerical agreement, which expires in May of 1994, the Company and Union agreed that as the Company streamlines work processes, there will be occasions which will require the Company and Union to reconvene to discuss issues of flexibility, changes in technology, and maximizing resources. Both parties recognize that changes promoting efficiencies in the work place benefit all employees, and the Company and Union will continue to promote and support ideas that meet those interests.

Very truly yours,


s/Gloria Banks Weddle
Vice President, Human Resources and Corporate Services

AGREED:

s/James Anzinger
Business Manager and Financial Secretary
IBEW Local 396

                                   Page #80

January 6, 1994

Mr. James Anzinger
International Brotherhood of Electrical Workers, Local 396
3520 Boulder Highway
Las Vegas, NV  89121

LETTER OF UNDERSTANDING:
-----------------------

LABOR/MANAGEMENT MEETINGS


Dear Mr. Anzinger:

Both the Company and Union recognize the value in formally convening to discuss issues that affect departmental policies, procedures, and collective bargaining provisions. As such, during the negotiations of the Plant agreement, which expires in February 1994, the Company and Union agreed to continue holding departmental labor/management meetings as a forum to clarify, address interests, and problem solve solutions that mutually benefit all employees. Attendees shall include stewards, team leaders, and other employees reporting to that department or location, and meetings shall be held as needed, but not less than every sixty
(60) days.

The Company recognizes the value of participation and input from all its employees and the Union's facilitation of this process is critical to our mutual success.

Very truly yours,


/s/ Gloria Banks Weddle
Vice President, Human Resources and Corporate Services

AGREED:

/s/ James Anzinger
Business Manager and Financial Secretary
IBEW Local 396

                                   Page #81

January 6, 1994

Mr. James Anzinger
International Brotherhood of Electrical Workers, Local 396
3520 Boulder Highway
Las Vegas, NV  89121

LETTER OF UNDERSTANDING:
-----------------------

WORK/FAMILY ISSUES


Dear Mr. Anzinger:

During the negotiations of the Plant agreement, which expires in February 1994, the Company and Union recognize that work/family issues will continue to be at the forefront of workplace activities. As such, the Company and Union have agreed to address the issues of job sharing, telecommuting and other alternative work schedules or programs which allow both the Company and employee maximum flexibility without jeopardizing customer service.

These issues will be addressed through labor/management meetings and may be initiated on a case by case basis.

Very truly yours,


/s/ Gloria Banks Weddle
Vice President, Human Resources and Corporate Services

AGREED:

/s/James Anzinger
Business Manager and Financial Secretary
IBEW Local 396

                                   Page #82

---------------------------------
    MEMORANDUM OF SETTLEMENT
           between
        IBEW LOCAL 396
             and
     NEVADA POWER COMPANY
----------------------------------

     Nevada Power Company, hereinafter referred to as the employer, and the International Brotherhood of Electrical Workers, Local 396, hereinafter referred to as the Union, are parties to a collective bargaining agreement which establishes wages and working conditions for certain covered employees. This agreement is described as the Clerical and Plant agreements and contains procedures for the meaning and interpretation of the agreement.

The following language covers Clerical, part-time employees:

 .    At least two (2) days off shall be consecutive during the work week, however, the days off may not be Saturday and Sunday.

     Example:  The employee's day off may be Wednesday and Thursday.

 .    At least two (2) hours in any one day shall constitute the work day.

 .    Shift differential will apply as usual.

 .    Bilingual pay will apply at $15.00 per pay period.

 .    Call outs - full-time employees will be called out first.

     During emergency situations, full-time employees may not be called-out first in the interest of coverage.

 .    At least twenty-four (24) hour notice will be given for change in work schedule.

 .    All language relative to meals in Article 6.12 would apply after completing eight (8) hours of continuous work.

 .    For the purpose of processing step increases, 1040 hours worked will be considered equivalent to "six months," as stated in Exhibit II, Schedule of Wage Rates.

IN WITNESS HEREOF, the parties hereto executed this agreement on the 20/th/ day of June, 1995.

/s/ Fred Horvath                            /s/ James Anzinger
NEVADA POWER COMPANY                        IBEW LOCAL 396

                                   Page #83

September 28, 1995

Mr. James Anzinger
International Brotherhood of Electric Workers, Local 396
3520 Boulder Highway
Las Vegas, NV  89121


LETTER OF UNDERSTANDING
-----------------------

FLEX SCHEDULING

Dear Mr. Anzinger:

This is to confirm our agreement made relative to flex scheduling and establishing a program which is available to all departments in the Company (Plant & Clerical Agreements).

With prior approval of immediate supervision, regular employees will be allowed flexibility in the starting and quitting times of their regularly scheduled eight (8) hour shifts. The purpose of the program is to enable employees to attend to family, medical, community and other needs which may occasionally arise by reporting to work later than scheduled or leaving work earlier than scheduled, and to make up the scheduled time not worked.

The program will be administered subject to service requirements of the Company and the following conditions:

1. An employee who works less than a regular scheduled shift will be paid only for the time actually worked on that shift.

2. Make-up hours must be worked within the work week in which a flex schedule is granted. Also, make-up hours shall not be denied once the flex time has been taken off.

3. Corresponding make-up hours shall be reflected as such in the employee's time card.

4. No more than twenty (20) flex hours will be allowed in any thirty (30) day period.

5. Make-up hours available but not worked within the work week will be treated as an unpaid absence and shall be subject to the attendance policy.

6.   Employees may use vacation time as make-up time with supervisory approval.

7. Make-up hours will be paid at straight time regardless of the shift or day on which they are worked.

No grievance will be filed asserting that the program violates any provision of the Labor Agreement which may conflict or be inconsistent with the program.

                                   Page #84

This agreement will remain in effect from September 28, 1995 through February 2, 1998, unless canceled in writing by either the Company or the Union with two (2) week's notice.

Very truly yours,


/s/ Daniel S. Potter
Director, Diversity & Employee Relations

ACCEPTED:

/s/ James Anzinger
Business Manager & Financial Secretary
IBEW Local 396

                                   Page #85

November 25, 1996


Mr. Jim Anzinger
International Brotherhood of Electrical Workers
Local Union #396
3520 Boulder Highway
Las Vegas, Nevada 89121


Dear Mr. Anzinger:

This letter will document an agreement between the International Brotherhood of Electrical Workers (IBEW), Local #396, and Nevada Power Company regarding assignments within Telephone Service Operations (TSO).

As job functions within TSO become available, TSO employees will be asked to indicate interest for those functions through a "show of interest" process. Information regarding the available function will be published, including: function, shift, description of major duties, skills and knowledge, deadline and means for responding to the show of interest. All TSO employees who indicate an interest will be considered for assignment based on skills, knowledge and Company seniority. When knowledge and skills are substantially equivalent, Company seniority shall govern.

This process for assigning functions within the TSO will remain in effect until such time that either party gives written notice to the other party of its desire to discontinue this process. This process will then be discontinued and all vacancies that arise subsequently will be filled in accordance with the applicable job posting system in effect at that time.

Very truly yours,


/s/ Daniel S. Potter
Director, Employee Relations & Diversity

AGREED:

/s/ James Anzinger
Business Manager and Financial Secretary
IBEW Local #396

                                   Page #86

May 27, 1998


Mr. Jim Anzinger
International Brotherhood of Electrical Workers
Local Union #396
3520 Boulder Highway

Las Vegas, Nevada  89121

LETTER OF AGREEMENT:
-------------------

Performance Evaluations Regarding Seniority

Dear Mr. Anzinger:

This letter will document the agreement between the International Brotherhood of Electrical Workers, Local #396, and Nevada Power Company relative to performance evaluations scoring and rating as referenced in the contract.

We have jointly agreed not to use performance evaluations that utilize a numbered rating system. Therefore, in the contract where is states that for a tie breaker we will use the most recent performance evaluation and the highest score will break the tie, shall be disregarded. Articles 5.4, 7.1 and Exhibit V, all dealing with Seniority, are impacted.

The Company and the Union agree to meet to determine a tie breaker.

Very truly yours,


Gloria Banks Weddle
Vice President, Corporate Services

AGREED:

James Anzinger

Business Manager and Financial Secretary
IBEW Local #396

                                   Page #87

November 4, 1998


Mr. Jim Anzinger
International Brotherhood of Electrical Workers
Local Union #396
3520 Boulder Highway
Las Vegas, Nevada 89121


LETTER OF AGREEMENT:
-------------------

Alternate Field Representative, Field Service Representative, Field Service Investigator

Dear Mr. Anzinger:

This letter will document the agreement between Nevada Power Company (NPC) and the International Brotherhood of Electrical Workers (IBEW) Local #396 regarding Alternate Field Representatives (AFR), Field Service Representatives (FSR), and Field Service Investigators (FSI).

NPC and IBEW agree that AFRs will replace FSRs through attrition. Selections will be made in accordance with Article 7, Seniority and Promotions, of the current Clerical Collective Bargaining Agreement (CCBA).

In addition, if a FSR accepts an apprenticeship, their FSR rate of pay will be frozen until the step wage increase in the new classification reaches their current rate of pay. Also, CCBA increases will be paid in lump sum.

Finally, future FSI positions will be filled exclusively from the FSR classification. Once, FSR positions are exhausted or no candidates are available then AFRs will fill the vacant positions. Selections will be made in accordance with Article 7, Seniority and Promotions, of the current CCBA.

Very truly yours,


Gloria Banks Weddle
Vice President, Corporate Services

AGREED:

James Anzinger
Business Manager and Financial Secretary
IBEW Local #396

                                   Page #88

November 4, 1998


Mr. Jim Anzinger
International Brotherhood of Electrical Workers
Local Union #396
3520 Boulder Highway
Las Vegas, Nevada 89121


LETTER OF AGREEMENT:
-------------------

1994 - Thirty Year Employees lost vacation

Dear Mr. Anzinger:

This letter will document the agreement between the International Brotherhood of Electrical Workers, Local #396, and Nevada Power Company relative to employees who achieved 30 years of employment in 1994.

The following employees shall have returned to them the one week (40 hours) of vacation that they lost.

                  Donald Duszynski
                  Gwendolyn Mabry

Very truly yours,


Gloria Banks Weddle
Vice President, Corporate Services

AGREED:

James Anzinger
Business Manager and Financial Secretary
IBEW Local #396

                                   Page #89

November 9, 1998

Mr. Jim Anzinger
International Brotherhood of Electrical Workers
Local Union #396
3520 Boulder Highway
Las Vegas, Nevada 89121


LETTER OF AGREEMENT:
-------------------

Incentive Programs

This letter will document the agreement between the International Brotherhood of Electrical Workers, Local #396, and Nevada Power Company relative to incentive programs. NPC and IBEW will agree to discuss any and all incentive programs which are an addition to base wages.

Very truly yours,


Gloria Banks Weddle
Vice President, Corporate Services

AGREED:

James Anzinger
Business Manager and Financial Secretary
IBEW Local #396

                                   Page #90

November 19, 1998


Mr. James Anzinger
International Brotherhood of Electrical Workers
Local Union #396
3520 Boulder Highway

Las Vegas, Nevada 89121


LETTER OF AGREEMENT:
-------------------

NO LAYOFFS

Dear Mr. Anzinger:

This letter will document the agreement between the International Brotherhood of Electrical Workers, Local #396, and Nevada Power Company relative to layoffs for Clerical employees.

If a full-time Clerical employee was hired on or before November 18, 1998, both the Union and Company agree that there will be no layoffs of those employees for the first three years of the Clerical CBA. If there is a layoff on the fourth year of the contract, the terms and conditions are detailed in Articles 5.4 LAYOFF PROVISIONS and 5.5 SEVERANCE.

The Company may utilize clerical employees in MPAT positions to maximize employee's skills and meet business needs. The employee would remain in the Union and keep their seniority.

This is not to conclude that the MPAT position would be covered under the Clerical CBA.

This agreement will remain in effect until February 1, 2001.

Very truly yours,



Gloria Banks Weddle
Vice President, Corporate Services

AGREED:

James Anzinger
Business Manager and Financial Secretary
IBEW Local #396

                                   Page #91

November 19, 1998


Mr. James Anzinger
International Brotherhood of Electrical Workers
Local Union #396
3520 Boulder Highway

Las Vegas, Nevada 89121


LETTER OF AGREEMENT:
-------------------

RECLASSIFICATION OF RETAIL OPERATIONS REPRESENTATIVES (ROR)

Dear Mr. Anzinger:

This letter will document the agreement between the International Brotherhood of Electrical Workers, Local #396 (IBEW), and Nevada Power Company (NPC) relative to the Retail Operations Representative classification.

In a Letter of Understanding dated August 20, 1996, between NPC and IBEW, the ROR classification was created. This letter confirms our agreement that the ROR classification and associated duties have been eliminated. However, the duties performed by these employees prior to the creation of the ROR classification will remain under the jurisdiction of the IBEW.

All ROR's will be reclassified as Retail Customer Representatives (RCR) effective immediately. The Company will notify ROR's in advance of the reclassification. Following their reclassification to RCR, NPC may transfer them to the Telephone Service Operations by inverse seniority. The employees affected will maintain their seniority and wages.

Very truly yours,



Gloria Banks Weddle
Vice President, Corporate Services

AGREED:

James Anzinger
Business Manager and Financial Secretary
IBEW Local #396

                                   Page #92

                                      Index

==============================================================================
                                     401(K)
==============================================================================
401(K) - Tier One, 43
401(K) - Tier Two, 51

==============================================================================
                                        A
==============================================================================
Accidental Life Insurance - Tier One, 44
Accidental Life Insurance - Tier Two, 52

==============================================================================
                                        B
==============================================================================
Benefits - Tier One, 34
Benefits - Tier Two, 44
Bi-Lingual Representatives, 14
Break Periods, 13
Bulletin Boards, 6

==============================================================================
                                        C
==============================================================================
Call-Outs, 15
Check Off Authorization, 70
Classification Descriptions, 60
Continuity of Service, 3
Contracting Work, 6

==============================================================================
                                        D
==============================================================================
Dental Benefit - Tier One, 35
Dental Benefit - Tier Two, 45
Discipline, 5
Dues. See Union Dues

==============================================================================
                                        E
==============================================================================
Employee
   Part-Time, 6
   Status, 6
Employee
   Probationary, 7
   Regular, 8
   Temporary, 7

==============================================================================
                                        F
==============================================================================
Family and Medical Leave, 55
Funeral Leave, 54

==============================================================================
                                        G
==============================================================================
Grievance Procedure, 22

==============================================================================
                                        H
==============================================================================
HMO - Tier One, 37
HMO - Tier Two, 46
Holidays, 27

==============================================================================
                                        I
==============================================================================
Inclement Weather, 26

==============================================================================
                                        J
==============================================================================
Jury Duty, 54

==============================================================================
                                        L
==============================================================================
Labor/Management Meetings, 57
Layoff Provisions, 8
Leaves of Absence, 53
Light Duty, 33
Long Term Disability - Tier Two, 52
Long-Term Disability Insurance - Tier One, 44
Lunch Periods, 13

==============================================================================
                                        M
==============================================================================
Meals, 16
Mileage Chart, 18
Moving Expenses, 20
Mutual Gains Meetings, 23

==============================================================================
                                        N
==============================================================================
Non-Discrimination, 4

==============================================================================
                                        O
==============================================================================
Overtime, 13
Overtime Equalization, 14

==============================================================================
                                        P
==============================================================================
Partial Disability - Tier One, 39
Partial Disability - Tier Two, 48
Pay Provisions, 14
Preferred Provider Program - Tier One, 37

                                   Page #93

==============================================================================
                                        R
==============================================================================

Rain Gear, 26
Rate of Pay, 12
Recall Rights, 9
Rest Time, 15
Retirement Benefit - Tier One, 42
Retirement Benefit - Tier Two, 50

==============================================================================
                                        S
==============================================================================

Seniority, 19
Severance, 10
Shift Differential, 16
Short Term Disability - Tier One, 40
Short Term Disability - Tier Two, 49
Sick Leave, 32
Sick Leave Agreement, 71
Sick Leave Bonus, 32
Staffing Vacancies, 19
Sub-Departments, 21

==============================================================================
                                        T
==============================================================================

Temporary Layoff Provisions, 8, 72
Term Life Insurance - Tier One, 34
Term Life Insurance - Tier Two, 45
Term of Agreement, 58
Training Exceptions, 15

==============================================================================
                                        U

==============================================================================

Union Business, 6
Union Dues, 5
Union Steward Business, 6
Upgrade, 57

==============================================================================
                                        V

==============================================================================

Vacation Bonus, 30
Vacations, 29
Vehicle Usage, 17
Vision Benefit - Tier One, 35
Vision Benefit - Tier Two, 45

==============================================================================
                                        W
==============================================================================

Wage Rates - Tier One, 63
Wage Rates - Tier Two, 68
Working Hours, 12
Working Safety Committee, 25

                                   Page #94